UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

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McDonald’s Corporation

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Notice of 2014 Annual Shareholders' Meeting and

Proxy Statement

Welcome

Contents

3	Proxy Summary

7	Notice of the Annual Shareholders’ Meeting

8	Election of Directors

8	Proposal No. 1. Election of Directors

8	Director qualifications and biographical information

13	Executive compensation

13	Compensation Committee Report

13	Compensation discussion and analysis

26	Compensation tables

39	Proposal No. 2. Advisory vote to approve executive compensation

40	Other management proposals

40	Proposal No. 3. Approval of Performance Goals for Awards under the McDonald’s Corporation 2009 Cash Incentive Plan

42	Proposal No. 4. Advisory vote to approve the appointment of Ernst & Young LLP as independent auditor for 2014

43	Audit Committee matters

43	Audit Committee Report

43	Policy for pre-approval of audit and permitted non-audit services

44	Auditor fees and services

45	Shareholder proposal

45	Proposal No. 5. Advisory vote requesting the ability for shareholders to act by written consent

47	Board and governance matters

47	Leadership structure

47	Director selection process

47	Board diversity

47	Succession planning

48	Director independence

48	Board Committees

50	Meeting attendance

50	Governance practices and evaluations

50	Code of Conduct for the Board of Directors

51	Shareholder outreach and engagement

51	Board response to 2013 Shareholder Proposals

51	Risk oversight

52	Director compensation

54	Stock ownership

54	Director stock ownership guidelines and senior officer stock ownership and retention policy

54	Security ownership of certain beneficial owners

55	Security ownership of management

56	Compliance with Section 16(a) of the Exchange Act

56	Transactions with related persons, promoters and certain control persons

56	Policies and procedures for related person transactions

57	Related person transactions

57	Communications

57	Communications with the Board of Directors and non-management Directors

57	Consideration of Director nominations for the 2015 Annual Shareholders’ Meeting

58	Shareholder proposals for inclusion in next year’s Proxy Statement

58	Other shareholder proposals for presentation at the 2015 Annual Shareholders’ Meeting

59	Solicitation of proxies and voting

59	Notice and access

59	Record date

59	Voting prior to the Annual Shareholders’ Meeting

59	Voting at the Annual Shareholders’ Meeting

59	Quorum

59	Voting tabulation

60	Registered shareholders

60	Beneficial holders

60	Proxy solicitation

60	Confidential voting

61	Additional information

61	Executive officers

61	McDonald’s Corporation Annual Report on Form 10-K, other reports and policies

61	Householding of Annual Shareholders’ Meeting materials

62	Information about registering for and attending the Annual Shareholders’ Meeting

62	Pre-registration and admission policy

McDonald’s Corporation 2014	1

2	McDonald’s Corporation 2014

PROXY SUMMARY

This summary contains highlights about our Company and the upcoming 2014 Annual Shareholders’ Meeting. This summary does not contain all of the information that you should consider in advance of the meeting, and we encourage you to read the entire Proxy Statement and our 2013 Annual Report on Form 10-K carefully before voting.

Governance Highlights

McDonald’s governance is guided by core values that have been part of our business for more than 50 years—integrity, fairness, respect and ethical behavior. The strength of our governance is important to our success, and we continually review our practices to ensure the Board is best positioned to provide effective oversight in order to yield value for shareholders. Highlights of our governance include:

Recent Updates

•	Declassified Board phase-in continues—Directors elected in 2014 to serve one-year terms
•	Enhanced stock ownership requirements to include retention feature (see page 24)

Board of Directors

•	Independent Chairman
•	13 Directors; 12 are independent
•	Over 50% of Directors are women and minorities
•	Committee members are independent (except Executive Committee, which has one management Director)
•	Executive sessions of independent Directors occur at each regularly-scheduled meeting
•	All Directors attended more than 75% of all Board and Committee meetings in 2013
•	Limited membership on other public company boards
•	Regular succession planning—oversaw successful transition of CEO in 2012 with promotion of strong internal candidate that enabled leadership continuity
•	Majority of Audit Committee members are “financial experts”
•	Regular Board self-assessments and Director peer review
•	No former employees serve as Directors

Shareholder Interests

•	Majority voting standard for uncontested Director elections
•	No super-majority voting requirements
•	No shareholder rights plan
•	Shareholders hold right to call special meetings
•	No exclusive forum selection clause
•	Governance Committee regularly reviews Corporate Governance Principles and related policies (see page 50)
•	Ongoing shareholder outreach and engagement (see page 51)
•	Best practices in our executive compensation program noted below, including annual advisory vote to approve executive compensation
•	Publicly disclose corporate political contributions under Board’s policy
•	Annual advisory vote to appoint independent auditor (see page 42)
•	Confidential voting policy

Financial Highlights

In 2013, McDonald’s grew its operating income, earnings per share and global comparable sales, despite challenging economic and marketplace conditions. We are pursuing long-term opportunities by investing in the business to build upon the strong foundation that is already in place and drive future growth and value for our System and shareholders. We returned $4.9 billion to our shareholders through dividends and share repurchases in 2013, and we expect to return all free cash flow to investors through a combination of dividends and share repurchases over time.

McDonald’s Corporation 2014	3

Board of Directors

The following table provides summary information about our Directors, including our nominees for election to the Board of Directors. Additional information for our Directors may be found beginning on page 8.

	Director since			Committee memberships						Other public company boards
Name		Primary occupation	Independent	AC	CC	GC	SCR	FC	EC
Susan E. Arnold (nominee)	2008	Operating Executive, Global Consumer & Retail Group, The Carlyle Group	X		X		X			NBTY Walt Disney
Robert A. Eckert	2003	Former Chairman & CEO, Mattel	X		C	X			X	Amgen Levi Strauss
Enrique Hernandez, Jr.	1996	President & CEO, Inter-Con Security Systems	X	C F		X			X	Chevron Nordstrom Wells Fargo
Jeanne P. Jackson	1999	President, Product & Merchandising, NIKE	X			X		C		Kraft
Richard H. Lenny (nominee)	2005	Operating Partner, Friedman, Fleischer & Lowe	X		X		X	X		ConAgra Foods Discover
Walter E. Massey (nominee)	1998	President, School of the Art Institute of Chicago	X	X			C
Andrew J. McKenna	1991	Chairman, Schwarz Supply Source	X			C			X	Skyline
Cary D. McMillan (nominee)	2003	CEO, True Partners Consulting	X	F				X		American Eagle Hyatt Hotels
Sheila A. Penrose (nominee)	2006	Non-executive Chairman, Jones Lang LaSalle	X	X			X			Jones Lang LaSalle
John W. Rogers, Jr. (nominee)	2003	Founder, Chairman & CEO, Ariel Investments	X		X		X	X		Ariel Investment Trust Exelon
Roger W. Stone (nominee)	1989	Chairman & CEO, KapStone Paper and Packaging	X	F		X		X		KapStone Paper and Packaging
Donald Thompson	2011	President & CEO, McDonald’s							C
Miles D. White (nominee)	2009	Chairman & CEO, Abbott Laboratories	X		X	X				Abbott Caterpillar
2013 meetings				9	7	6	3	2	1
AC Audit Committee		SCR Sustainability and Corporate Responsibility Committee					C	Chair
CC Compensation Committee		FC Finance Committee					F	Financial expert
GC Governance Committee		EC Executive Committee

4	McDonald’s Corporation 2014

Executive Compensation Program Highlights

We believe our compensation program provides an appropriate mix of elements to incentivize our executives to drive the business forward while aligning their interests with those of our shareholders. Currently, approximately 91% and 86% of our CEO’s and NEOs’ direct compensation opportunity, respectively, is performance-based. In 2013, our shareholders demonstrated strong support for our executive compensation program by approving it with over 95% of the votes.

Below is a chart that summarizes the significant elements of our executive compensation program:

Direct compensation elements	Performance- based	Primary metric(s)	Terms

Salary		n/a	• Evaluated based on individual performance, including responsibility and tenure • Executives did not receive 2014 base salary increases as part of annual review process

Annual Cash Incentive (TIP)	X	• Operating Income	• Based upon various quantitative performance measures • Includes an individual performance factor

Long-Term Cash Incentive (CPUP)	X	• Operating Income • Return on Incremental Invested Capital (ROIIC)	• Based solely upon financial performance measures, including a relative total shareholder return measure • Overlapping three-year cycles

Performance-Based Restricted Stock Units (RSUs)	X	• Earnings per share (EPS) • Share Price	• Cliff vest at end of three-year service period • Vesting subject to financial performance measures

Stock Options	X	• Share Price	• Vest 25% per year • Ten-year term

•	Indirect compensation elements include retirement programs with matching contributions and other limited, personal benefits.

Best practices associated with our executive compensation program also include:

•	Vast majority of total direct compensation tied to performance, thereby aligning a significant portion of executive compensation payouts with shareholder return

•	Significant stock ownership and retention requirements for senior management; CEO is required to own six times his salary

•	Variety of quantitative metrics

•	Incentive plans require growth in operating income to yield any payments

•	Capped incentive payments

•	Clawback provisions

•	No intention to enter into new change in control agreements; existing agreements have a double trigger

•	Compensation Committee is advised by independent compensation consultant

•	Hedging and pledging policies in place; no executive has hedged or pledged shares

•	No employment agreements

•	No tax gross-ups on perquisites

McDonald’s Corporation 2014	5

Voting Matters

Management proposals	Board vote recommendation	Page reference (for more detail)

Election of eight Directors, each for a one-year term expiring in 2015	FOR EACH DIRECTOR NOMINEE	8

Advisory vote to approve executive compensation	FOR	39

Approval of performance goals for awards under the McDonald’s Corporation 2009 Cash Incentive Plan	FOR	40

Advisory vote to approve the appointment of Ernst & Young LLP as independent auditor for 2014	FOR	42

Shareholder proposal

Advisory vote requesting the ability for shareholders to act by written consent, if presented	AGAINST	45

Election of Directors (Proposal No. 1)

We are asking shareholders to elect each of our nominees for the Board of Directors. Our nominees include: Susan E. Arnold, Richard H. Lenny, Walter E. Massey, Cary D. McMillan, Sheila A. Penrose, John W. Rogers, Jr., Roger W. Stone and Miles D. White. The Directors will serve a one-year term that expires in 2015.

Advisory Vote to Approve Executive Compensation (Proposal No. 2)

We are asking shareholders to cast an advisory, nonbinding vote to approve compensation awarded to our named executive officers. The main objectives of our executive compensation program are to motivate our executives to increase profitability and shareholder returns, to pay compensation that varies based on performance, and to compete for and retain managerial talent. Additional information regarding our executive compensation may be found elsewhere in this Proxy Statement.

Approval of Performance Goals for Awards Under the McDonald’s Corporation

2009 Cash Incentive Plan (Proposal No. 3)

We are asking shareholders to approve the performance goals for awards under the McDonald’s Corporation 2009 Cash Incentive Plan (Plan). This action is required by the terms of the Plan; we are not amending or altering the Plan.

Advisory Vote to Approve Independent Auditor (Proposal No. 4)

We are asking shareholders to approve the appointment of Ernst & Young LLP as independent auditor for 2014. Set forth below is information about its fees in 2013 and 2012.

Type of fees (in millions)	2013	2012
Audit fees	$11.8	$11.3
Audit-related fees	0.9	0.7
Tax fees	0.6	1.2
Other fees	–	0.1
Total	$13.3	$13.3

Meeting Information

Date and time	May 22, 2014, 8:00 a.m. Central Time

Place	McDonald’s Office Campus, The Lodge, Prairie Ballroom, 2815 Jorie Boulevard, Oak Brook, Illinois 60523

Record date	March 24, 2014

Voting	Shareholders at the close of business on the record date may vote at the Annual Shareholders’ Meeting. Each share is entitled to one vote on each matter to be voted upon.

Attendance	We encourage shareholders to listen to the meeting via a live webcast as seating in the Prairie Ballroom will be very limited. If you decide to attend in person, please follow the pre-registration and admission policy on page 62.

6	McDonald’s Corporation 2014

Notice of the Annual Shareholders’ Meeting

To McDonald’s Corporation Shareholders:

McDonald’s Corporation will hold its 2014 Annual Shareholders’ Meeting on Thursday, May 22, 2014, at 8:00 a.m. Central Time in the Prairie Ballroom at The Lodge at McDonald’s Office Campus, Oak Brook, Illinois. The registration desk will open at 7:00 a.m. At the meeting, shareholders will be asked to:

1.	Elect eight Directors, each for a one-year term expiring in 2015;

2.	Cast an advisory vote to approve executive compensation;

3.	Approve performance goals for awards under the McDonald’s Corporation 2009 Cash Incentive Plan;

4.	Cast an advisory vote to approve the appointment of Ernst & Young LLP as independent auditor for 2014;

5.	Cast an advisory vote on a shareholder proposal requesting the ability for shareholders to act by written consent, if presented; and

6.	Transact other business properly presented at the meeting, including any adjournment or postponement thereof, by or at the direction of the Board of Directors.

Your Board of Directors recommends that you vote FOR the Board’s nominees for Director, FOR the approval of our executive compensation, FOR the performance goals for awards under the McDonald’s Corporation 2009 Cash Incentive Plan, FOR the approval of the independent auditor and AGAINST the shareholder proposal.

Your vote is important. Please consider the issues presented in this Proxy Statement and vote your shares as promptly as possible.

If you plan to attend the meeting in person, please be aware that you must pre-register with McDonald’s Shareholder Services prior to the meeting. See page 62 for information about how to pre-register.

As an alternative to attending the meeting in person, you may listen to a live webcast by going to www.investor.mcdonalds.com and selecting the “Webcasts and Podcasts” icon and clicking on the appropriate link. The Annual Shareholders’ Meeting webcast will be available for a limited time after the meeting.

Thank you.

By order of the Board of Directors,

Gloria Santona

Corporate Secretary

Oak Brook, Illinois

April 11, 2014

McDonald’s Corporation 2014	7

Election of Directors

PROPOSAL NO. 1.

Election of Directors

The nominees for Director are: Susan E. Arnold, Richard H. Lenny, Walter E. Massey, Cary D. McMillan, Sheila A. Penrose, John W. Rogers, Jr., Roger W. Stone and Miles D. White.

The Board is currently divided into two classes. We are in the process of declassifying our Board, and beginning at the 2015 Annual Shareholders’ Meeting each Director will be elected for a one-year term. The eight current nominees are standing for election as Directors to hold office for a one-year term expiring in 2015.

Information about the voting standard for this proposal appears on page 59. Each of the incumbent Directors who is nominated for re-election tendered an irrevocable resignation for the 2014 Annual Shareholders’ Meeting that will be effective if (i) the nominee is not re-elected; and (ii) the Board accepts the resignation following the meeting. The Governance Committee will determine whether to recommend that the Board accept the resignation.

The Board of Directors expects all eight nominees to be available for election. If any of them should become unavailable to serve as a Director for any reason prior to the Annual Shareholders’ Meeting, the Board may substitute another person as a nominee. In that case, your shares will be voted for that other person.

The Board of Directors recommends that shareholders vote FOR all eight nominees.

DIRECTOR QUALIFICATIONS AND BIOGRAPHICAL INFORMATION

Our Board of Directors currently consists of 13 Directors, 12 of whom are independent. Our Directors have qualifications, skills and experience relevant to our business as the leading branded global quick service restaurant retailer. Each Director has senior executive experience in large organizations, many of which have significant global operations, and has held directorships at other U.S. public companies and at not-for-profit organizations. In these positions, our Directors have demonstrated leadership, intellectual and analytical skills and gained deep experience in management and corporate governance.

For information about our Director selection process, please see page 47.

Biographical information for our Directors is set forth below, including the qualifications, skills and experiences considered by the Governance Committee when recommending them for election.

Susan E. Arnold, 60 Director since 2008 Class 2014 (Nominee) Other current directorships: NBTY, Inc. and The Walt Disney Company

Career highlights:

The Carlyle Group, a global alternative asset manager

•	Operating Executive, Global Consumer & Retail Group (2013–Present)

The Procter & Gamble Company, a manufacturer and marketer of consumer goods

•	Special assignment reporting to Chief Executive Officer (2009)
•	President–Global Business Units (2007–2009)
•	Vice Chair, P&G Beauty and Health (2006–2007)
•	Vice Chair, P&G Beauty (2004–2006)

Experience and qualifications: Ms. Arnold was a senior executive responsible for major consumer brands in a large, global brand management company. She has knowledge of product development, strategy and business development, finance, marketing and consumer insights and sustainability.

8	McDonald’s Corporation 2014

Robert A. Eckert, 59 Director since 2003 Class 2015 Other current directorships: Amgen Inc. and Levi Strauss & Co. Former directorships (within past five years): Mattel, Inc.

Career highlights:

Mattel, Inc., a designer, manufacturer and marketer of toy products

•	Chairman of the Board (2000–2012)
•	Chief Executive Officer (2000–2011)

Experience and qualifications: Having served as chief executive officer of large, global branded companies (consumer branded and food products), Mr. Eckert has knowledge of product development, marketing and consumer insights, corporate governance, leadership development and succession planning, finance, risk assessment, supply chain management and distribution and strategy and business development.

Enrique Hernandez, Jr., 58 Director since 1996 Class 2015 Other current directorships: Chevron Corporation, Nordstrom, Inc. and Wells Fargo & Company

Career highlights:

Inter-Con Security Systems, Inc., a privately owned provider of high-end security and facility support services to government, utilities and industrial customers

•	President and Chief Executive Officer (1986–Present)

Nordstrom, Inc.

•	Non-executive Chairman (2006–Present)

Experience and qualifications: Mr. Hernandez is the chief executive officer of a global security company and has been a director of several large public companies in various industries. He has knowledge of strategy and business development, corporate governance, finance, risk assessment, and leadership development and succession planning.

Jeanne P. Jackson, 62

Director since 1999

Class 2015

Other current directorships: Kraft Foods Group, Inc.

Former directorships (within past five years): Harrah’s Entertainment, Inc., Motorola Mobility Holdings, Inc., NIKE, Inc. and Nordstrom, Inc.

Career highlights:

NIKE, Inc., a designer, marketer and distributor of athletic footwear, equipment and accessories

•	President, Product & Merchandising (2013–Present)
•	President, Direct to Consumer (2009–2013)

MSP Capital, a private investment company

•	Chief Executive Officer (2002–2009)

Experience and qualifications: Ms. Jackson is a senior executive for a major consumer retailer and has experience as a senior executive in global brand management with several other major consumer retailers. She also has been a director of several large, public companies, primarily involved in consumer goods and services. She has knowledge of product development, strategy and business development, leadership development and succession planning, finance, and marketing and consumer insights.

McDonald’s Corporation 2014	9

Richard H. Lenny, 62 Director since 2005 Class 2014 (Nominee) Other current directorships: ConAgra Foods, Inc. and Discover Financial Services

Career highlights:

Friedman, Fleischer & Lowe, LLC, a private equity firm

•	Operating partner (2011–Present)

Information Resources, Inc., a market research firm

•	Non-executive Chairman (2013–Present)

The Hershey Company, a manufacturer, distributor and marketer of candy, snacks and candy-related grocery products

•	Chairman, President and Chief Executive Officer (2001–2007)

Experience and qualifications: Mr. Lenny has experience as a chief executive officer for a global retail food company that is a major consumer brand. He has knowledge of strategy and business development, finance, marketing and consumer insights, supply chain management and distribution, risk assessment and sustainability.

Walter E. Massey, 76 Director since 1998 Class 2014 (Nominee) Former directorships (within past five years): Bank of America Corporation

Career highlights:

School of the Art Institute of Chicago

•	President (2010–Present)

Morehouse College

•	President Emeritus
•	President (1995–2007)

Experience and qualifications: Dr. Massey has experience in chief executive roles of several large academic organizations and as a director of multiple large, global public companies in various industries. He has knowledge of strategy, policy and government relations matters, sustainability, leadership development and succession planning, risk assessment, finance and shareholder relations.

Andrew J. McKenna, 84 Director since 1991 Non-Executive Chairman Since 2004 Class 2015 Other current directorships: Skyline Corporation Former directorships (within past five years): Aon Corporation

Career highlights:

Schwarz Supply Source, a printer, converter, producer and distributor of packaging and promotional material

•	Chairman (1992–Present)

Experience and qualifications: Mr. McKenna has experience as the chief executive officer of a large global provider of paper- based goods. He has knowledge of strategy and business development, corporate governance, risk assessment, leadership development and succession planning, shareholder relations and finance. He also has experience as a director of multiple large public companies, charities and civic organizations.

10	McDonald’s Corporation 2014

Cary D. McMillan, 56

Director since 2003

Class 2014 (Nominee)

Other current directorships: American Eagle Outfitters, Inc. and Hyatt Hotels Corporation

Former directorships (within past five years): Hewitt Associates, Inc.

Career highlights:

True Partners Consulting LLC, a professional services firm providing tax and other financial services

•	Chief Executive Officer (2005–Present)

Sara Lee Branded Apparel, a branded apparel company

•	Chief Executive Officer (2001–2004)

Sara Lee Corporation, a branded packaged goods company

•	Executive Vice President (2000–2004)

Experience and qualifications: In addition to serving as chief executive officer of a professional services firm, Mr. McMillan has experience as a senior executive of a large, globally branded consumer and food products company. He is also a certified public accountant. He has knowledge of strategy and business development, finance and accounting, risk assessment, product development, leadership development and succession planning, and supply chain management and distribution.

Sheila A. Penrose, 68 Director since 2006 Class 2014 (Nominee) Other current directorships: Jones Lang LaSalle Incorporated

Career highlights:

Jones Lang LaSalle Incorporated, a global real estate services and investment management firm

•	Non-executive Chairman (2005–Present)

Penrose Group, a provider of strategic advisory services on financial and organizational strategies

•	President (2000–2007)

Boston Consulting Group, a global management consulting firm

•	Executive Advisor (2001–2008)

Experience and qualifications: Ms. Penrose has experience as a senior executive of a large investment services and banking company, as executive advisor to a leading global consulting firm and as a chairman of a large, global real estate services and investment management firm. She has knowledge of strategy and business development, finance, risk assessment, real estate, leadership development and succession planning and sustainability.

John W. Rogers, Jr., 56

Director since 2003

Class 2014 (Nominee)

Other current directorships: Ariel Investment Trust and Exelon Corporation

Former directorships (within past five years): Aon Corporation and Commonwealth Edison Company

Career highlights:

Ariel Investments, LLC, a privately held institutional money management firm

•	Founder, Chairman of the Board and Chief Executive Officer (1983–Present)

Ariel Investment Trust

•	Trustee (1986–1993; 2000–Present)

Experience and qualifications: Mr. Rogers is the chief executive officer of an institutional money management firm. He has knowledge of finance, shareholder relations, risk assessment, leadership development and succession planning, corporate responsibility, and strategy and business development. He also has experience as a director of multiple public companies, charities and civic organizations.

McDonald’s Corporation 2014	11

Roger W. Stone, 79 Director since 1989 Class 2014 (Nominee) Other current directorships: KapStone Paper and Packaging Corporation

Career highlights:

KapStone Paper and Packaging Corporation, formerly Stone Arcade Acquisition Corporation, a producer of paper, packaging and forest products

•	Chairman and Chief Executive Officer (2005–Present)

Stone Tan China Holding Corporation, an investment holding company

•	Chairman (2010–Present)

Stone Tan China Acquisition (Hong Kong) Co. Ltd.

•	Chairman (2010–Present)

Stone-Kaplan Investment, LLC

•	Manager (2004–2008)

Experience and qualifications: Mr. Stone is the chief executive officer of a large, global paper and packaging business. He has experience in the sourcing and sale of product packaging and related commodities, supply chain management and distribution, sustainability, strategy and business development, finance, leadership development and succession planning and risk assessment.

Donald Thompson, 51 Director since 2011 Class 2015 Former directorships (within past five years): Exelon Corporation

Career highlights:

McDonald’s Corporation

•	President and Chief Executive Officer (2012–Present)
•	President and Chief Operating Officer (2010–2012)
•	President, McDonald’s USA (2006–2010)
•	Executive Vice President and Chief Operations Officer, McDonald’s USA (2005–2006)

Experience and qualifications: Mr. Thompson provides a Company perspective in Board discussions about the business, particularly with respect to worldwide operations, competitive landscape, senior leadership and strategic opportunities and challenges for the Company.

Miles D. White, 59 Director since 2009 Class 2014 (Nominee) Other current directorships: Abbott Laboratories and Caterpillar, Inc. Former directorships (within past five years): Motorola, Inc.

Career highlights:

Abbott Laboratories, a global pharmaceuticals and biotechnology company

•	Chairman and Chief Executive Officer (1999–Present)

Experience and qualifications: Mr. White is the chief executive officer of a large pharmaceutical, biotechnology and nutritional health products company. He has knowledge of strategy and business development, risk assessment, finance, leadership development and succession planning and corporate governance.

12	McDonald’s Corporation 2014

Executive compensation

Compensation Committee Report

DEAR FELLOW SHAREHOLDERS:

The Compensation Committee reviewed and discussed the Company’s Compensation Discussion and Analysis with McDonald’s management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013.

Respectfully submitted,

The Compensation Committee

Robert A. Eckert, Chairman

Susan E. Arnold

Richard H. Lenny

John W. Rogers, Jr.

Miles D. White

Compensation discussion and analysis

EXECUTIVE SUMMARY

McDonald’s executive compensation program supports our key global growth priorities—optimizing the menu, modernizing the customer experience and broadening accessibility to our Brand—within our long-term execution framework, the Plan to Win. The main objectives of our executive compensation program are to motivate our executives to increase profitability and shareholder returns, to pay compensation that varies based on performance and to compete for and retain managerial talent. We remain focused on advancing the strategic direction of our business and motivating our executives to achieve strong business results and drive shareholder value through our executive compensation program.

■  Pay for performance

We believe that our executive compensation program has been effective at appropriately aligning pay and performance. We seek to utilize an effective mix of metrics and incentives that further our main objective of long-term sustainable growth and that are designed to mitigate excessive risk. Our programs are designed so that when financial performance lags, executives’ actual pay declines. 2013 results and payouts illustrate this strong alignment between pay and performance. Our 2013 financial performance was below our expectations and compensation targets for each of our primary metrics, which negatively impacted executive compensation. Our below target operating income performance resulted in annual incentive compensation awards for 2013 that are significantly below target levels (please refer to the chart on page 18 for further details). In addition, as our program focuses principally on driving long-term results and the majority of our direct compensation opportunity is not paid out in the first year, our 2013 performance will negatively impact future payouts under our long-term plans. As a reflection of our pay for performance philosophy, officers did not receive 2014 base salary increases in connection with our annual review process.

McDonald’s Corporation 2014	13

Our total direct compensation package for executives includes salary, our annual incentive plan, which we refer to as TIP, our long-term cash incentive plan, which we refer to as CPUP, stock options and performance-based restricted stock units, each as described below. The following table lists the quantitative performance measures the Company uses in its executive compensation program. The rationale for the use of each primary measure is explained below in the detailed discussions of each element of compensation.

	TIP	CPUP	Stock options	Performance-Based RSUs	*

Primary performance measure

Operating income	X	X

Return on incremental invested capital (ROIIC)		X

Earnings per share (EPS)				X

Share price			X	X

Secondary performance measure

Total Shareholder Return (TSR)		X

Comparable Guest Counts	X

Customer Satisfaction Opportunity	X

G&A Expense Control	X

People	X

*	As discussed in more detail on page 20, the executives received a special RSU grant that has the same performance conditions as the 2013 CPUP awards.

In addition to the quantitative factors, determinations of TIP payouts take into account qualitative aspects of individual performance, and the grants of annual equity-based compensation (stock options and RSUs) incorporate potential for future performance. For TIP, a multiplier based on the assessment of individual performance is used in calculating final awards, as described on pages 17 and 31. For example, Mr. Thompson’s 2013 individual performance results were based on progress achieved as related to the following initiatives: sustained profitable growth, talent and leadership development and our Brand ambition of good food, good people and good neighbor.

The pie chart below shows Mr. Thompson’s 2013 target total direct compensation opportunity, using his 2013 salary, target 2013 TIP award, target 2013-2015 CPUP award and Financial Accounting Standards Board values for equity awards granted in 2013. Ninety-one percent (91%) of Mr. Thompson’s 2013 target total direct compensation opportunity was based on Company performance.

DON THOMPSON TARGET COMPENSATION

We evaluate our executive compensation program annually. Among other things, we consider the outcome of our most recent Say on Pay vote and any feedback we receive in our shareholder outreach program. Last year, our executive compensation program was approved by over 95% of the votes cast, demonstrating strong shareholder support for our approach to executive compensation.

Based on our evaluation, we did not make any significant changes to our executive compensation program for 2013. However, we incorporated modest changes in our long-term incentives, as described on page 21. These changes are intended to further strengthen pay for performance alignment and to bring certain aspects of our long-term incentive plans more in line with evolving market practice.

14	McDonald’s Corporation 2014

■  Best practices

The following policies and practices highlight best practices in our executive compensation program:

—	Pay for Performance. The vast majority of total direct compensation is tied to performance, including short-term and long-term metrics and a relative TSR multiplier in CPUP.

—	Stock Ownership and Retention Policy. We have stock ownership and retention requirements for our senior management, which include requiring our CEO to own stock equal in value to at least six times his annual salary.

—	Cash Incentives. TIP and CPUP both require growth in operating income to yield any payout. Assuming such growth is achieved, payouts are then further impacted by performance against other distinct metrics. Both programs also utilize caps on potential payouts.

—	Clawbacks. TIP, CPUP and our severance plan contain clawback provisions.

—	Change in Control. We do not intend to enter into any new change in control severance agreements, and our current agreements are double-trigger.

—	Independent Consultant. The Committee benefits from engaging an independent compensation consultant and the compensation consultant acts at the sole direction of the Board and/or the Committee.

—	Hedging and Pledging Policies. Senior management is prohibited from engaging in derivative transactions to hedge the risk associated with their stock ownership. Company approval is required to hold Company shares in a margin account and no executive has pledged shares or holds shares in a margin account.

—	Employment Agreements. No executive has an employment agreement.

—	No Tax Gross-up on Perquisites. The Company does not provide tax gross-ups on perquisites.

■  Total Shareholder Return

Our compensation program is designed to support the Company’s objective of long-term sustainable growth and to link the interests of our executives with the interest of shareholders. Over the last five years, we have produced year-over-year growth in operating income despite a challenging global economic and operating environment, particularly in 2012 and 2013. The following graph illustrates the TSR for McDonald’s, our peer group’s average, the Standard & Poor’s 500 Stock Index and the DJIA for the period from December 31, 2008–December 31, 2013 (based on $100 investment and reinvestment of all dividends).

TOTAL SHAREHOLDER RETURN

McDonald’s Corporation 2014	15

DEFINITIONS

■  Quantitative measures of Company performance

Operating income, ROIIC and EPS are based on the corresponding measures reported in our financial statements and are adjusted for purposes of our compensation program. For more information about adjustments in measuring performance, see page 21.

—	Operating income. Profit attributed to the operations.

—	ROTA. Return on total assets (operating income divided by average assets).

—	ROIIC. Return on incremental invested capital (change in operating income plus depreciation and amortization divided by the weighted average of cash used for investing activities during the performance period).

—	EPS. Earnings per share (net income divided by diluted weighted-average shares). Diluted weighted-average shares include weighted-average shares outstanding plus the dilutive effect of share-based compensation.

—	Comparable guest counts. Represents the percent change in transactions from the same period for the prior year for all restaurants in operation at least 13 months.

—	Customer satisfaction opportunity. Represents the percentage of times that quality, service or cleanliness critical drivers are missed in a customer visit, as measured by independent mystery shoppers.

—	G&A expense control. Represents a way that the corporate function can contribute to operating income. If spending is at or below plan, this modifier has no impact on the Corporate TIP team factor, but if spending is above plan, it will have a negative impact on the Corporate TIP team factor.

—	People modifier. Represents the satisfaction level of our restaurant employees with their employment experience or the perceptions of our consumers regarding McDonald’s as an employer.

—	TSR. Total shareholder return. The total return on our shares (change in stock price and dividends paid) over a specified period, assuming reinvestment of dividends.

■   Groups of Company employees

—	Staff. Company employees, including home office, divisional office and regional office employees.

—	Officers. Officers of McDonald’s Corporation or a business unit subsidiary.

—	Senior management. Employees at the level of senior vice president and above; about 50 employees.

—	Executives. The 11 most senior executives of the Company.

—	Named executive officers (NEOs). The following five executives whose compensation is described in this Proxy Statement, pursuant to requirements of the Securities and Exchange Commission (SEC).

> Donald Thompson, President and CEO

> Peter J. Bensen, Chief Financial Officer or CFO

> Timothy J. Fenton, Chief Operating Officer or COO

> Douglas Goare, President of McDonald’s Europe

> David Hoffmann, President of McDonald’s APMEA

■   Other

—	Total direct compensation. The aggregate value of salary, TIP and CPUP as well as stock options and RSUs granted.

—	Total direct compensation opportunity for 2013. The targeted value of total direct compensation that the NEOs had an opportunity to earn in 2013 for target performance.

—	Committee. The Compensation Committee of the Company’s Board of Directors.

—	AOWs. Areas of the World, the Company’s business unit subsidiaries; namely, the U.S., Europe and Asia, Pacific, Middle East and Africa (“APMEA”).

16	McDonald’s Corporation 2014

McDONALD’S EXECUTIVE COMPENSATION PROGRAM

■  Elements of McDonald’s Executive Compensation

ALLOCATION OF TOTAL DIRECT COMPENSATION AMONG THE ELEMENTS

Approximately 86% of the NEOs’ total direct compensation opportunity for 2013 was allocated to variable compensation that is at-risk based on performance, including short-term and long-term incentive compensation. Short-term incentive compensation is provided under our TIP program and long-term incentive compensation is allocated approximately two-thirds to equity-based compensation (stock options and performance-based RSUs) and one-third to long-term cash incentive compensation under the CPUP. Consistent with our approach to manage our business for the long term, the majority of total direct compensation opportunity is not realized in the year of grant.

Beginning in 2013, to more closely align our equity compensation program with market practice, the mix of our annual equity awards was modified so that they are now comprised of 50% of the grant date value in options and 50% in performance-based RSUs, rather than the prior mix of 70% in options and 30% in performance-based RSUs. We believe this further promotes retention and supports our desire to grant one-third of long-term incentive compensation in the form of stock options, one-third in the form of performance-based RSUs and one-third in the form of cash compensation.

COMPENSATION APPROACH AND PAY POSITION

Consistent with our goal of providing competitive compensation, we review our executives’ total direct compensation compared to executive compensation levels at a peer group of companies. The companies in the peer group are companies with which we compete for talent, including our direct competitors, major retailers, producers of consumer branded goods and companies with a significant global presence.

The Committee reviews our peer group annually based on the following criteria: industry, comparable size based on revenue and market capitalization (approximately 0.5x to 2x); global presence; high performing companies that compete with us for talent; and availability of data. McDonald’s market capitalization as of the end of 2013 was $96.5 billion (at the 71st percentile of our peer group) and revenue was $28.1 billion (at the 42nd percentile of our peer group). Please refer to page 23 for more details on the composition of our peer group.

We set executive compensation targets annually in support of our executive compensation objectives. The market median for each compensation element serves as a reference point and indicator of competitive market trends, which are initial considerations by the Committee when setting compensation. Although the Committee targets direct compensation opportunity within a reasonable range of the median of our peer group, the Committee applies judgment in establishing each element of compensation. Any element of compensation may vary from the market median based upon individual factors the Committee considers relevant in a given year, including, for example, individual contributions to the accomplishment of the long-term business plan, tenure in a particular position, additional responsibilities and internal pay equity considerations.

DETAILED INFORMATION ABOUT ELEMENTS OF COMPENSATION

—	Annual compensation

> Annual salary

Executive salaries vary based on individual circumstances (such as level of responsibility, individual performance, tenure in position) and may be above or below our stated competitive consideration of the median of our peer group.

> Target Incentive Plan (referred to as TIP)

Our TIP is designed primarily to reward growth in annual operating income, which measures the success of the most important elements of our business strategy. If there is no growth in operating income, the TIP formula results in no payouts. Operating income growth requires the Company to balance increases in revenue with financial discipline to produce strong margins and a high level of cash flow. The individual performance of our executives is also an important factor in determining their actual TIP payout, which may be above or below our stated competitive consideration based upon actual Company and/or individual performance results.

For purposes of determining an executive’s TIP payout, operating income growth is measured on a consolidated (referred to as Corporate) basis or an AOW basis, or a combination of the two, depending on the executive’s responsibilities. In addition to operating income growth, final TIP payouts take into account pre-established “modifiers” reflecting other measures of Corporate and/or AOW performance that are important drivers of our business (see flow chart and actual chart on pages 31 and 32). In addition to Company performance, TIP pay-outs are adjusted based on the application of an individual performance factor (IPF) which acts as a multiplier and can have a significant effect, whether positive or negative, in determining the final payout. Final payouts

McDonald’s Corporation 2014	17

are capped at 250% of target. Additional details on how each element of performance affects actual 2013 TIP payouts can be found in the description following the Grants of Plan Based Awards table on page 32.

In 2013, operating income growth was below the TIP targets for each AOW as well as Corporate, which negatively impacted payouts. The calculations of operating income for 2013 TIP payouts were adjusted for certain items that are not indicative of ongoing results, as more fully described on page 21. Furthermore, the aggregate performance against the pre-established targets for the modifiers benefitted TIP results for Europe and Corporate, but negatively impacted the U.S. and had no impact for APMEA. More detailed information regarding the impact of the modifiers can be found in the chart on page 32.

The following table shows the operating income targets and results under the 2013 TIP:

(Dollars in millions)	Target 2013 operating income	2013 operating income	Target 2013 operating income growth over 2012	2013 operating income growth over 2012

Corporate	$9,156	$8,860	6.4%	3.0%
U.S.	3,908	3,779	4.2	0.8
Europe	3,389	3,304	6.1	3.4
APMEA	1,703	1,605	8.8	2.5

The target awards and final TIP payouts for the NEOs are shown in the following table:

Named executive officer	2013 target TIP award	2013 final TIP payout	TIP final payment as percentage of target

Donald Thompson	$2,000,000	$1,400,000	70%
Peter J. Bensen	775,000	569,000	73
Timothy J. Fenton	968,750	640,000	66
Douglas Goare	484,500	408,000	84
David Hoffmann	437,750	207,000	47

Additional detail about the NEOs’ 2013 TIP awards, including the IPF for each NEO, begins on page 31.

—	Long-term incentive compensation

Our long-term incentive program for executives currently includes three vehicles—stock options, performance- based RSUs and CPUP. As discussed in more detail below, each vehicle has its own objective and we allocate approximately one-third of the total long-term incentive value to each of these vehicles (without consideration of any special awards).

> Stock options

Stock options align executives’ compensation to the stock price, thereby incentivizing executives to increase shareholder value over the long term. Options, including those granted in 2013, have an exercise price equal to the closing price of our common stock on the grant date, a term of ten years and vest ratably over four years. The Company’s policies and practices regarding option grants, including the timing of grants and the determination of the exercise price, are described on page 25.

> Performance-based Restricted Stock Units (referred to as RSUs)

An RSU provides the right to receive a share of McDonald’s stock upon vesting. RSUs granted to executives generally have both service- and performance-based vesting requirements. The value of RSUs is linked to our stock price. The performance-based vesting conditions require the executives to achieve the Company’s strategic objectives in order to vest in the awards. The Company believes that three-year EPS growth is a good indicator of long-term profitability.

The RSUs granted to executives in 2013 as part of the annual cycle are scheduled to vest in full at the end of a three-year service period, subject to the Company’s achievement of an EPS growth target over that period. The target performance level for the RSUs granted to executives in 2013 is 6% compounded annual growth in EPS on a cumulative basis over baseline 2012 EPS of $5.36. If target performance is achieved (cumulative 3-year EPS of $18.08), the full number of RSUs covered by the 2013 awards will vest. Achievement

18	McDonald’s Corporation 2014

of below-target performance reduces the number of RSUs that will vest, but above-target performance does not increase the number of RSUs earned.

All of the RSUs granted to the executives in 2010 vested fully in 2013 based on the achievement of 12% compounded annual EPS growth over the performance period, which exceeded the target of 6%.

> Cash Performance Unit Plan (referred to as CPUP)

We believe it is important to have a long-term incentive pay component based on measures that support our long-term business goals and are not focused on stock price. Towards that end, in February 2013, the Committee approved new CPUP awards for the performance period January 1, 2013 to December 31, 2015. Participants will not receive any payout under the 2013-2015 plan until after the performance period ends. The Committee determined a target award for each NEO based on his respective level of responsibility and consistent with our practice of allocating approximately one third of long-term incentive compensation opportunities to CPUP. Final payouts will be determined based on the following three quantitative measures over the three-year performance period: consolidated compound annual growth in operating income (weighted 75%), three-year ROIIC (weighted 25%) and TSR relative to the S&P 500 Index (+/-15% multiplier). The Committee determined that three-year ROIIC is a preferable investment return metric to ROTA (the metric used in the 2010-2012 performance period) for CPUP awards beginning in 2013 because it measures the effects of incremental capital investment decisions, rather than the effects of cumulative historical capital investment decisions, and is therefore more reflective of the decisions made during the then-current performance cycle. No final awards will be earned unless threshold levels of the operating income and ROIIC measures are both met. Final CPUP payouts will be determined as shown below:

The Company believes the combination of operating income growth and ROIIC provide the appropriate balance in a long-term plan as operating income growth focuses on the key elements of growing our business (as previously discussed) and ROIIC measures the effectiveness of our capital investments. Further, the Company believes it is important to use a relative performance metric in a long-term plan and that the TSR multiplier is appropriate because it rewards above-market performance (relative to the S&P 500) while holding senior management accountable for below-market performance.

The matrix below shows examples of 2013-2015 CPUP payouts (prior to adjustment based on the relative TSR multiplier) as a percentage of the target award at different levels (threshold, target and maximum) of operating income and ROIIC:

Average 2013-2015	Threshold 0%	Target 100%	Maximum 200%

Consolidated compound operating income growth*	2.5%	6.5%	10.5%
ROIIC*	12	18	24

*	Adjusted for compensation purposes as described on page 21. Payout percentage will be interpolated for results that fall between each of the thresholds specifically identified.

McDonald’s Corporation 2014	19

The following table provides the impact of the relative TSR multiplier on 2013-2015 CPUP payouts:

CUMULATIVE TOTAL SHAREHOLDER RETURN (TSR) VS. S&P 500 INDEX

80 -100%-tile	15.0%
60 -79%-tile	7.5
40 - 59%-tile	0.0
20 - 39%-tile	-7.5
0 -19%-tile	-15.0

As part of its regular review process, in 2012 the Committee reviewed the structure of CPUP and the merits of discrete performance cycles compared to overlapping performance cycles. The Committee decided to transition to overlapping three-year CPUP cycles beginning with 2013 awards. The Committee believes this change will maintain participants’ focus on long-term value creation while more closely aligning annual compensation with Company performance. Further, this change more closely aligns the Company’s long-term incentive program structure with market practice. The Committee considered that overlapping cycles provide the opportunity to review and update the structure of CPUP as well as performance measures each year, including the ability to take into account the then-current business environment. This allows the Company to sharpen senior management focus on the most current and relevant performance goals.

Commencing with the 2013-2015 CPUP cycle, a new three-year cycle begins each year and will result in smaller annual CPUP targets, rather than a larger target every three years. Accordingly, once we complete the transition to overlapping cycles in 2015, our long-term cash component of total compensation will consist of three, three-year performance cycles running concurrently (i.e., 2013-2015; 2014-2016; 2015-2017). The following chart provides details on our currently outstanding CPUP awards.

	Performance targets		Relative measure
Performance period	Compound annual operating income growth	3-yr ROIIC	Cumulative TSR vs S&P 500	Projected payout	Payout date
2013–2015	6.5%	18.0%	40 - 59th%-tile	Below target	March 1, 2016

> Special RSU Grant

In connection with the transition from discrete to overlapping CPUP cycles in 2013 (described above), the Committee approved a special one-time grant of performance-based RSUs (“Special RSUs”). The transition from discrete to overlapping performance cycles adversely affected current CPUP participants in two ways. First, the prorated CPUP award will be reduced upon a participant’s retirement. We believe it is important that all of our compensation programs provide competitive treatment upon retirement, and, since the majority of current participants are retirement eligible under CPUP, we believed it was important to address this benefit reduction. Second, in the initial transition, it will take five years for participants to be eligible for the same potential benefits under overlapping cycles as they would be eligible for in three years under the discrete cycle. The Committee determined it was important to replicate a significant portion of the value provided by CPUP in prior years using a different compensation vehicle within the structure of our current executive compensation program.

To address these transition issues the Committee made a one-time grant in early February 2013 of Special RSUs to CPUP participants affected by this change. Fifty percent of the Special RSUs will be eligible to vest on the third anniversary of the grant and fifty percent will generally be eligible to vest upon the participant’s separation from the Company, depending on the circumstances of the separation. The Special RSU grant is subject to the same three-year performance metrics as the 2013-2015 CPUP awards (described on pages 19 and 20), so that the number of shares underlying the Special RSUs will be definitively determined at the end of the 2013-2015 cycle, based on performance. If target performance, or above, is achieved, the full number of shares underlying the Special RSUs covered by the award will vest. Performance below target will result in a pro rata reduction in the number of shares underlying the Special RSUs that will vest, but above-target performance will not increase the number of Special RSUs earned. This grant is intended to restore approximately three-quarters of participants’ lost CPUP retirement benefits, if targets are achieved. Participants whose employment with the Company terminates during the 2013-2015 cycle may continue to be eligible for only a prorated portion of the Special RSU award, based upon when during the performance cycle they separate from the Company and the circumstances of the separation. The treatment of the Special RSUs upon separation from the Company is consistent with the terms of our standard performance-based RSUs.

20	McDonald’s Corporation 2014

—	Retirement savings arrangements

We believe a competitive retirement program aligns with market practices, and thereby contributes to the recruitment and retention of top executive talent. The NEOs participate in our tax-qualified defined contribution retirement savings plan (Profit Sharing Plan) and a supplemental non-qualified deferred compensation retirement plan that are the same as those in which certain staff participate.

—	Severance and change in control arrangements

> Severance plan

All of the NEOs participate in our broad-based U.S. severance plan. Benefits under the severance plan are described under “Potential Payments Upon Termination of Employment or Change in Control” beginning on page 36.

> Change in control employment agreements

The Company has change in control employment agreements with some of its NEOs. Benefits under the change in control employment agreements are described under “Potential Payments Upon Termination of Employment or Change in Control” beginning on page 36. The Company has not entered into any change in control agreements since 2009 and does not intend to enter into new change in control agreements.

—	Perquisites and other fringe benefits

McDonald’s provides the following perquisites to executives: company-provided car or a car allowance, financial planning, annual physical examinations (which are also available for the executives’ spouses), executive security (only three executives), matching charitable donations, limited personal items and, generally in the case of the CEO only, personal use of the Company’s aircraft (CEO is required to reimburse a portion of the cost). The Company does not provide any tax gross-ups with respect to perquisites. See footnote 5 to the Summary Compensation Table on pages 27 and 28 for a discussion of perquisites received by NEOs in 2013. Executives also participate in all of the broad-based benefit and welfare plans available to McDonald’s staff in general.

—	2014 Changes

> Retirement Treatment for Stock Options

Based upon a review of retirement benefits, the Company determined that it was appropriate to align more closely with market practice. Beginning in 2014, if conditions for retirement are satisfied (generally, 68 years of combined age and Company service), all retiring employees, including executives, will be entitled to an extended stock option exercise period. Previously, the Company provided for continued exercisability of vested stock options for three years following retirement. This change will allow exercisability for the full remaining life of the vested stock option upon retirement.

CERTAIN ADJUSTMENTS IN MEASURING PERFORMANCE

In measuring financial performance, the Committee focuses on the fundamentals of the underlying business performance and adjusts for items that are not indicative of ongoing results. For example, operating income and EPS are expressed in constant currencies (i.e., excluding the effects of foreign currency translation), since we believe that period-to-period changes in foreign exchange rates can cause our reported results to appear more or less favorable than business fundamentals indicate. The Committee’s approach to other types of adjustments is subject to pre-established guidelines, including materiality, to provide clarity and consistency on how it views the business when evaluating performance. Charges/credits that may be excluded from operating income include: “strategic” items (such as restructurings, acquisitions and divestitures); “regulatory” items (changes in tax or accounting rules); and “external” items (extraordinary, non-recurring events such as natural disasters). Similar principles may apply to exclusions from EPS and when calculating ROIIC.

—	Consistent with the Committee’s guidelines, 2013 TIP payouts included certain adjustments to operating income for purposes of calculating TIP payouts as follows:

> APMEA: “regulatory” item (minus $3.9 million) and “external” items (plus $55 million) and

> Europe: “regulatory” item (minus $8.6 million).

In addition, the Company excluded $13.5 million from APMEA operating income as a result of an operational decision that did not reflect underlying business performance (negatively impacting TIP payouts). Each of the above adjustments or exclusions impacted the respective AOW as well as the Corporate TIP team factor and the net impact of Committee’s adjustments on TIP team factors was Corporate (+2.7 points), Europe (-2.1 points), APMEA (+44.1 points) and the U.S. (no impact).

—	There were no significant items excluded from EPS calculations with respect to the performance-based RSUs granted to executives in 2010 and 2013.

McDonald’s Corporation 2014	21

THE PROCESS FOR SETTING COMPENSATION

The Committee is responsible for reviewing and approving senior management’s compensation. This includes approving the goals and payouts under the short- and long-term incentive plans, target compensation opportunities and actual payouts for the executives, as well as the design of programs in which the executives participate. The Chairmen of the Governance Committee and Compensation Committee lead the Board’s independent directors in the evaluation of the CEO’s performance. Based upon the results of this performance evaluation, and informed by input from the Committee’s independent consultant and the head of human resources, the Committee reviews and approves CEO compensation.

THE ROLE OF MANAGEMENT

Management recommends compensation (including opportunities and payouts) for executives other than the CEO to the Committee. The CEO recommends compensation packages for the NEOs who reported directly to him: Messrs. Bensen and Fenton. The COO does the same for the NEOs who reported directly to him: Douglas Goare and David Hoffmann. The head of human resources also provides input on compensation for each of the executives other than himself. In 2013, prior to each Committee meeting, the CEO and the CFO provided input on the materials prepared by management and presented to the Committee (except with respect to their own compensation).

THE ROLE OF COMPENSATION CONSULTANTS

The Committee has adopted a policy under which it has the sole authority to select, evaluate, retain and dismiss an independent compensation consultant. Management may not engage the Committee’s consultant for any purpose. Frederic W. Cook & Co., Inc. (FWC) is the Committee’s independent compensation consultant. FWC advises the Committee regarding (i) trends in executive compensation; (ii) specific compensation recommendations for the CEO, CFO and COO; (iii) applicable legislative and regulatory developments; and (iv) other matters as requested by the Committee from time to time. FWC also provides assistance to the Board in compiling and summarizing the results of certain Board and director evaluations and advice on director fees.

Consistent with its Charter, the Committee regularly considers FWC’s independence and whether its work raised conflicts of interest under NYSE listing standards and SEC rules. Based on information received from FWC and other relevant considerations, the Committee concluded that FWC is independent and that its work for the Committee did not raise any conflicts of interest.

In addition, to identify and evaluate external trends and practices related to compensation and benefits strategy, design and administration, management considers survey data and other similar research obtained from various sources, including Towers Watson & Co. (in particular with U.S. healthcare matters), Equilar and Aon Hewitt, which also provides significant plan administration services to McDonald’s.

22	McDonald’s Corporation 2014

COMPANIES IN OUR PEER GROUP IN 2013

As previously discussed on page 17, each year the Committee selects a peer group of companies with which we compete for talent and based upon specific criteria. The tables below illustrate our peer group, along with a financial measurement summary comparing McDonald’s size and performance to our peer group.

BRANDED CONSUMER PRODUCTS	MAJOR RETAILERS	DIRECT COMPETITORS
3M Company	Best Buy Co., Inc.	Burger King Worldwide, Inc.
The Coca-Cola Company	FedEx Corporation	Dunkin’ Brands Group, Inc.
Colgate-Palmolive Company	The Home Depot, Inc.	Starbucks Corporation
General Mills, Inc.	Lowe’s Companies, Inc.	The Wendy’s Company
Johnson & Johnson	Target Corporation	Yum! Brands, Inc.
Kellogg Company	Walgreen Co.
Kraft Foods Group, Inc.	Wal-Mart Stores, Inc.
Mondélez International, Inc.
Nestlé (United States)
NIKE, Inc.
PepsiCo, Inc.
The Procter & Gamble Company
Unilever (United States)
The Walt Disney Company

FINANCIAL COMPARISONS
	McDonald’s	McDonald’s vs. comparator group*
	(Dollars in billions)	Percentile	Rank

Revenues (most recent fiscal year)	$28,106	42nd	15 of 25
Market capitalization (12/31/13)	$96,548	71st	8 of 25
Systemwide sales (most recent fiscal year)	$89,125	96th	2 of 25
1-year TSR (12/31/13)	13.6%	8th	23 of 25
3-year TSR (12/31/13)	38.8%	19th	18 of 22
5-year TSR (12/31/13)	83.2%	29th	16 of 22

*  Financial data for Nestlé (United States) and Unilever (United States) is unavailable as their headquarters are not located in the United States. For purposes of considering compensation of our CEO, COO and CFO we reviewed the data for the global organization. Data generally as of March 7, 2014 as reported on Bloomberg.com.

In 2013, the Committee removed Sears Holding Corporation as a result of differences in corporate structure.

McDonald’s Corporation 2014	23

COMPENSATION POLICIES AND PRACTICES

■	Policy regarding management’s stock ownership and retention

Historically, the Company has maintained stock ownership requirements for senior management as we believe they will more effectively pursue the long-term interests of shareholders if they are shareholders themselves. In early 2014, the Committee enhanced these requirements by adding a retention component for equity awards. This policy, including the new retention component is described below. The following table provides our stock ownership requirements.

Stock ownership requirements
Level	(multiple of salary)

President & CEO	6X

COO	5X

CFO	4X

President U.S./Europe/APMEA	4X

Executive Management (EVP)	4X

Division President–U.S. paid	4X

Division President–non-U.S. paid	3X

Senior Management (SVP)–U.S. paid	3X

Senior Management (SVP)–non-U.S. paid	2X

Annually, the Committee reviews share ownership requirements and where members of senior management stand against their respective requirements. Once a member of senior management becomes subject to the stock ownership requirements, he/she has five years to satisfy the requirements. The five-year period to comply restarts when an executive is promoted to a position with a higher ownership requirement. Currently, all executives meet or are on track to meet their respective stock ownership requirements. The retention component of our policy provides that if a member of senior management is not on track to meet his/her ownership requirement following the third year (of the five-year period), he/she must retain up to 50% of the net after-tax shares received upon the vesting of an RSU award. Further, if a member of senior management is not in compliance with his/her ownership requirement after the five year period, he/she must retain 100% of the net after-tax shares received upon the vesting of an RSU award and/or a stock option exercise until the required ownership level is attained.

Further, the Company has adopted restrictions that prohibit certain employees, including all of senior management, from engaging in derivative transactions to hedge the risk associated with their stock ownership. These restrictions also require approval in order to hold Company shares in a margin account.

CLAWBACKS AND FORFEITURE PROVISIONS

The Company’s compensation plans contain clawback provisions that apply to senior management.

Senior management may be required to repay compensation previously awarded under TIP and CPUP in certain circumstances (for example, the commission of fraud) and to the extent permitted under applicable law.

Under our severance plan, the Company may cease payment of any future benefits and require repayment of any previously paid severance amounts upon violation of an applicable restrictive covenant or commission of an act that would have resulted in termination for “cause.”

Unexercised stock options and unpaid RSUs are subject to forfeiture if the Company determines that any employee committed an act or acts involving dishonesty, fraud, illegality or moral turpitude. Further, if an executive violates a restrictive covenant, the Company has the right to cancel outstanding awards.

24	McDonald’s Corporation 2014

POLICY REGARDING FUTURE SEVERANCE PAYMENTS

The Company has a policy under which we will seek shareholder approval for severance payments to a NEO if such payments, including tax gross-ups, would exceed 2.99 times the sum of (i) the NEO’s annual base salary as in effect immediately prior to termination of employment; and (ii) the highest annual bonus awarded to the NEO by the Company in any of the three full fiscal years immediately preceding the fiscal year in which termination of employment occurs. Certain types of payments are excluded from this policy, such as amounts payable under arrangements that apply to classes of employees other than the NEOs or that predate the implementation of the policy, as well as any payment that the Committee determines is a reasonable settlement of a claim that could be made by a NEO.

RISK AND COMPENSATION PROGRAMS

In considering the risks to the Company and its business that may be implied by our compensation plans and programs, the Committee focuses primarily on senior management, but also considers not less often than annually the design, operation and mix of the plans and programs at all levels of the Company. Our compensation program is designed to mitigate the potential to reward excessive risk-taking that may produce short-term results that appear in isolation to be favorable, but that may undermine the successful execution of our long-term business strategy and erode shareholder value. In particular, our executive compensation program seeks to provide an appropriate balance of short-term and long-term incentives. Our incentive program is generally applied Company-wide and we maintain the same incentive plan design framework for different business units. In addition, our incentive program incorporates performance metrics related to various measures of operational performance. By diversifying the time horizons and the applicable performance metrics of our incentives, we seek to mitigate the risk of significant compensation payments based on accomplishments in one area that may have a negative consequence for our business as a whole.

INTERNAL PAY EQUITY

Compensation opportunities reflect our executives’ positions, responsibilities and tenure in a given position and are generally similar for executives who have comparable levels of responsibility (although actual compensation delivered may differ depending on relative performance). Although our executive pay decisions are based on individual performance and other criteria, we consider the potential impact of internal pay equity on morale, incentive, management alignment, and succession planning. In addition, from time to time we make special onetime awards to executives in connection with their hiring or promotion. These awards permit us to meet one-time business objectives with minimum impact to long-term pay equity.

POLICY WITH RESPECT TO DEDUCTIBILITY OF COMPENSATION

We intend that our compensation programs usually will permit the Company to deduct compensation expense under Section 162(m) of the Internal Revenue Code (Code), which limits to $1 million the tax deductibility of annual compensation paid to NEOs, unless the compensation is performance-based. However, the Company may from time to time pay compensation that does not qualify as performance-based compensation under Section 162(m) of the Code.

POLICIES AND PRACTICES REGARDING EQUITY AWARDS

Equity awards cannot be granted when the Company possesses material non-public information. The Company generally makes broad-based equity grants at approximately the same time each year following our release of financial information; however, the Company may choose to make equity awards outside of the annual broad-based grant (i.e., for certain new hires or promotions). Stock options may be granted only with an exercise price at or above the closing market price of the Company’s stock on the date of grant.

McDonald’s Corporation 2014	25

Compensation tables

SUMMARY COMPENSATION TABLE

The table below summarizes the total compensation earned by or paid to our NEOs in 2011, 2012 and 2013.

Name and principal position(a)	Year (b)	Salary (1) ($)(c)	Stock awards (2) ($)(e)	Option awards (3) ($)(f)		Non-equity incentive plan compensation (4) ($)(g)		All other compensation (5) ($)(i)	Total ($)(j)

Donald Thompson	2013	$1,225,000	$4,667,552	$1,769,687		Annual:	$1,400,000	$434,425	$9,496,664
President and Chief						Long-term:	0
Executive Officer						Total:	1,400,000

	2012	979,167	660,129	3,206,663	(6)	Annual:	1,400,000	324,816	13,751,919
						Long-term:	7,181,144
						Total:	8,581,144

	2011	829,167	625,165	785,902		Annual:	1,526,000	307,514	4,073,748
						Long-term:	0
						Total:	1,526,000

Peter J. Bensen	2013	765,000	1,511,447	589,899		Annual:	569,000	164,298	3,599,644
Chief Financial						Long-term:	0
Officer						Total:	569,000

	2012	708,333	465,904	818,945		Annual:	679,000	196,308	7,331,690
						Long-term:	4,463,200
						Total:	5,142,200

	2011	670,833	446,730	561,559		Annual:	987,000	226,504	2,892,626
						Long-term:	0
						Total:	987,000

Timothy J. Fenton	2013	770,833	1,778,202	589,899		Annual:	640,000	235,467	4,014,401
Chief Operating						Long-term:	0
Officer						Total:	640,000

	2012	684,167	407,474	716,270		Annual:	677,000	198,455	5,888,819
						Long-term:	3,205,453
						Total:	3,882,453

	2011	601,500	401,969	505,299		Annual:	667,000	302,468	2,478,236
						Long-term:	0
						Total:	667,000

Douglas Goare	2013	566,000	969,078	383,437		Annual:	408,000	1,592,893	3,919,408
President, McDonald’s						Long-term:	0
Europe(7)						Total:	408,000

	2012	542,500	298,856	525,266		Annual:	500,000	889,836	4,508,723
						Long-term:	1,752,265
						Total:	2,252,265

David Hoffmann	2013	507,500	724,635	221,212		Annual:	207,000	1,578,609	3,238,956
President, McDonald’s						Long-term:	0
Asia, Pacific, Middle						Total:	207,000
East and Africa(8)

26	McDonald’s Corporation 2014

(1)	Reflects annual increases in salary that took effect during 2013. Annual base salaries as of December 31, 2013 were as follows:

Donald Thompson	$1,250,000

Peter J. Bensen	775,000

Timothy J. Fenton	775,000

Douglas Goare	570,000

David Hoffmann	515,000

(2)	Computed in accordance with FASB ASC Topic 718, this represents the aggregate grant date fair value based on the probable outcome of the applicable performance conditions and excluding the effect of estimated forfeitures during the applicable vesting periods, of RSUs granted under the McDonald’s Corporation Amended and Restated 2001 Omnibus Stock Ownership Plan, as amended (Prior Plan) or the McDonald’s Corporation 2012 Omnibus Stock Ownership Plan (Current Plan), as applicable. Values are based on the closing price of the Company’s common stock on the grant date, less the present value of expected dividends over the vesting period. Generally, RSUs vest on the third anniversary of the grant date and are subject to performance-based vesting conditions linked to the achievement of target levels of diluted EPS growth (as described on pages 18 and 19); however, 50% of the special RSUs vest on the third anniversary and 50% vest upon separation from the Company and the performance conditions are the same as 2013 CPUP awards (as described on pages 19 and 20). Additional information is disclosed in the Grants of Plan-Based Awards table on pages 29 and 30 and the Outstanding Equity Awards at 2013 Year-end table on pages 33 and 34. A more detailed discussion of the assumptions used in the valuation of RSU awards may be found in the Notes to Consolidated Financial Statements under “Share-based Compensation” on page 41 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2013.

(3)	Computed in accordance with FASB ASC Topic 718, this represents the aggregate grant date fair value excluding the effect of estimated forfeitures during the applicable vesting periods of options. Options have an exercise price equal to the closing price of the Company’s common stock on the grant date, vest in equal installments over a four-year period and are subject to the Prior Plan or the Current Plan, as applicable. Values for options granted in 2013 are determined using a closed-form pricing model based on the following assumptions, as described in the footnotes to the consolidated financial statements: expected volatility based on historical experience of 20.6%; an expected annual dividend yield of 3.5%; a risk-free return of 1.2%; and expected option life based on historical experience of 6.1 years. Additional information about options is disclosed in the Grants of Plan-Based Awards table on pages 29 and 30 and the Outstanding Equity Awards at 2013 Year-end table on pages 33 and 34. A more detailed discussion of the assumptions used in the valuation of option awards may be found in the Notes to Consolidated Financial Statements under “Share-based Compensation” on pages 31 and 41 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2013.

(4)	Our annual cash incentive plan is referred to as TIP and our long-term cash incentive plan is referred to as CPUP. Prior to 2013, CPUP operated on non-overlapping three-year cycles and payouts listed in 2012 are for the 2010-2012 cycle.

(5)	“All other compensation” for 2013 includes the Company’s contributions to the Profit Sharing Plan and Excess Benefit and Deferred Bonus Plan as follows:

Donald Thompson	$236,250

Peter J. Bensen	129,960

Timothy J. Fenton	130,305

Douglas Goare	95,940

David Hoffmann	72,665

Also included are the following categories of perquisites: personal use of Company-provided cars or an allowance; life insurance; financial counseling; annual physical examinations for the executives and spouses; executive security; matching charitable donations; limited miscellaneous items; and personal use (which includes travel for service on boards of directors other than our Board) of the Company’s aircraft, with a net cost

McDonald’s Corporation 2014	27

to the Company in 2013 of $155,705 for Mr. Thompson. In general, the CEO is the only executive permitted to use the aircraft for personal travel. However, in certain circumstances the CEO may at his discretion permit other executives to use the aircraft for personal travel. In addition, at the discretion of the CEO, other executives may be joined by their spouses on the aircraft. The Company does not provide any tax gross-ups on the perquisites described above.

In the case of the Company’s named executive officers based overseas, Messrs. Goare and Hoffmann, the amount in this column for 2013 also includes certain benefits in connection with their international assignments, as follows:

For Mr. Goare: Company-provided housing (in the amount of $171,283), which includes rent, rental furniture, utilities, cleaning and maintenance; a cost-of-living adjustment (in the amount of $152,947); home leave travel allowance; relocation and related allowances; and tax equalization (in the amount of $1,099,147) which is designed to satisfy tax obligations arising solely as a result of his international assignment. Certain amounts were paid in local currency and in each case the amount reported reflects the exchange rate on the date the respective payments were made.

For Mr. Hoffmann: Company-provided housing (in the amount of $518,694), which includes rent, rental furniture, utilities and maintenance; a cost-of-living adjustment (in the amount of $76,352); home leave travel allowance (in the amount of $76,140); educational expenses (in the amount of $160,951); transportation expenses; relocation and related allowances; moving expenses (such as storage and shipment of goods); an expatriate membership; and tax equalization (in the amount of $567,644) which is designed to satisfy tax obligations arising solely as a result of his international assignment. Certain amounts were paid in local currency and in these cases the amount reported reflects the exchange rate on the date the respective payments were made or the average monthly exchange rate.

Mr. Fenton previously performed an international assignment in Hong Kong, and as a result, he received certain tax-related benefits. In particular, Mr. Fenton participated in the Company’s tax equalization program, which reimburses an executive’s tax obligations arising solely as a result of an international assignment, to the extent that those tax obligations are in excess of taxes that would have been due had the executive not performed the international assignment. Although Mr. Fenton returned to the U.S. in April of 2010, he continued to have tax liability in Hong Kong in 2013 arising from his international assignment. In 2013, the cost of Mr. Fenton’s tax equalization was $52,432, and consistent with Company policy, Mr. Fenton also received tax preparation services paid for by the Company.

The incremental cost of perquisites is included in the amount provided in the table and based on actual charges to the Company, except as follows: (i) Company-provided cars includes a pro rata portion of the purchase price, fuel and maintenance, based on personal use, and (ii) corporate aircraft includes fuel, on-board catering, landing/handling fees and crew costs and excludes fixed costs, such as pilot salaries and the cost of the aircraft. In accordance with Company policy, the CEO reimburses the Company for a portion of personal use of the corporate aircraft, calculated as the lower of (i) amount determined under the Code based on two times the Standard Industry Fare Level (SIFL) rate per person or (ii) 200% of the actual fuel cost.

(6)	Mr. Thompson received a grant of 169,396 stock options in connection with his promotion to President and CEO on July 1, 2012.

(7)	Mr. Goare was not a NEO in 2011.

(8)	Mr. Hoffmann was not a NEO in 2011 or 2012.

28	McDonald’s Corporation 2014

GRANTS OF PLAN-BASED AWARDS — FISCAL 2013

In 2013, the NEOs received annual cash awards under TIP and long-term cash awards under CPUP. The formula for determining payouts under the TIP and CPUP is described following the footnotes to the table. Columns (d) and (e) below show the target and maximum awards they could have earned. Actual payouts for TIP are in column (g) of the Summary Compensation Table. In 2013, the NEOs also received two types of equity awards: RSUs subject to performance-based vesting criteria, including a one-time Special RSU award, (see columns (f), (g), (h) and (l)) and stock options (see columns (j), (k) and (l)).

			Estimated future payouts under non-equity incentive plan awards			Estimated future payouts under equity incentive plan awards			All other option awards: number of securities underlying	Exercise or base price of option	Grant date fair value of stock and options
Name (a)	Plan	Grant date (b)	Threshold ($)(c)	Target ($)(d)	Maximum ($)(e)	Threshold (#)(f)	Target (#)(g)	Maximum (#)(h)	option (3) (#)(j)	awards ($/Sh)(k)	awards (4) ($)(l)

Donald	CPUP		0	$3,000,000	$6,900,000
Thompson	TIP		0	2,000,000	5,000,000

	Equity
	Plan(1)	2/13/13				0	31,915	31,915			$2,667,137

	Equity
	Plan(2)	2/13/13				0	23,937	23,937			2,000,415

	Equity
	Plan	2/13/13							159,575	$94.00	1,769,687

Peter J.	CPUP		0	933,000	2,145,900
Bensen	TIP		0	775,000	1,937,500

	Equity
	Plan(1)	2/13/13				0	10,639	10,639			889,101

	Equity
	Plan(2)	2/13/13				0	7,447	7,447			622,346

	Equity
	Plan	2/13/13							53,192	94.00	589,899

Timothy J.	CPUP		0	1,333,000	3,065,900
Fenton	TIP		0	968,750	2,421,875

	Equity
	Plan(1)	2/13/13				0	10,639	10,639			889,101

	Equity
	Plan(2)	2/13/13				0	10,639	10,639			889,101

	Equity
	Plan	2/13/13							53,192	94.00	589,899

table continued on next page

McDonald’s Corporation 2014	29

continued
			Estimated future payouts under non-equity incentive plan awards			Estimated future payouts under equity incentive plan awards			All other option awards: number of securities underlying	Exercise or base price of option	Grant date fair value of stock and options
Name (a)	Plan	Grant date (b)	Threshold ($)(c)	Target ($)(d)	Maximum ($)(e)	Threshold (#)(f)	Target (#)(g)	Maximum (#)(h)	option (3) (#)(j)	awards ($/Sh)(k)	awards (4) ($)(l)

Douglas	CPUP		0	$585,000	$1,345,500
Goare	TIP		0	484,500	1,211,250

	Equity
	Plan(1)	2/13/13				0	6,915	6,915			577,887

	Equity
	Plan(2)	2/13/13				0	4,681	4,681			391,191

	Equity
	Plan	2/13/13							34,575	94.00	383,437

David	CPUP		0	585,000	1,345,500
Hoffmann	TIP		0	437,750	1,094,375

	Equity
	Plan(1)	2/13/13				0	3,990	3,990			333,444

	Equity
	Plan(2)	2/13/13				0	4,681	4,681			391,191

	Equity
	Plan	2/13/13							19,947	94.00	221,212

(1)	Reflects grants of RSUs subject to performance-based vesting conditions under the Current Plan. The RSUs vest on February 13, 2016, subject to achievement of a specified EPS growth target during the performance period ending on December 31, 2015. The performance target for these RSU awards granted to the NEOs in 2013 is compounded annual EPS growth of 6% on a cumulative basis. If target is achieved, 100% of the RSUs will vest. If no compounded EPS growth is achieved, no RSUs will vest. If compounded EPS growth is achieved, but below target, the awards will vest proportionally, as established by the Committee.

(2)	Reflects grants of Special RSUs, as described on page 20, subject to performance-based vesting conditions under the Current Plan. The RSUs vest 50% on February 13, 2016 and 50% upon a covered separation from the Company, subject to achievement of performance conditions, which are the same as the 2013-2015 CPUP performance conditions described on pages 19 and 20.

(3)	Reflects grants of options in 2013. For details regarding options, please refer to footnote 3 to the Summary Compensation Table on page 27.

(4)	The values in this column for RSUs and options were determined based on the assumptions described in footnotes 2 and 3, respectively, to the Summary Compensation Table on page 27.

30	McDonald’s Corporation 2014

■	TIP Awards

Target TIP awards for 2013 were equal to a percentage of salary. The final payouts (shown in column (g) to the Summary Compensation Table) were determined based on the following principles:

—	TIP measures performance using a “team factor” that is initially determined based on growth in operating income. The team factor increases with growth in operating income up to 100% at the target level of growth and to higher percentages at higher levels of growth, up to the maximum (175% in 2013). The team factor can then be adjusted up or down, within specified limits, based on “modifiers” reflecting other measures of Corporate and/or AOW performance. The target amount is multiplied by the team factor, which includes the modifiers. The product is the “adjusted target award.”

—	Each participant is assigned an individual performance factor determined based on a combination of both subjective and objective factors. The adjusted target award is multiplied by the individual performance factor, and the product is the final payout.

The flowchart below illustrates this process:

The table below shows how increases in operating income determined the team factor for each business segment in 2013, before the application of modifiers. The table shows the target and maximum levels of growth in operating income. Operating income at the Corporate level was included in the TIP team factor calculation for all of our executives. In addition, the results for Europe were included in the calculation for Mr. Goare, and the results for APMEA were included in the calculation for Mr. Hoffmann.

TIP TEAM FACTOR AND GROWTH IN OPERATING INCOME FOR 2013

Team factor as % of target	0%	100% (Target)	175% (Maximum)

Growth in operating income over 2012:

Corporate factor	0%	6.4%	10.7%

U.S. factor	0	4.2	8.0

Europe factor	0	6.1	10.7

APMEA factor	0	8.8	15.2

For purposes of calculating TIP (as described on page 21), operating income growth in 2013 was 3.0% (Corporate), 0.8% (U.S.), 3.4% (Europe) and 2.5% (APMEA). The resulting Corporate, U.S., Europe and APMEA team factors were 72.9%, 53.9%, 79.2% and 45.3%, respectively, before the application of modifiers.

McDonald’s Corporation 2014	31

The target TIP awards, the team factors (including the modifiers), the individual performance factors and the final payouts as a percentage of target awards for the NEOs in 2013 are summarized below.

	Team factors (Corporate factor; AOW factor; blend)
Named executive officer	Target TIP award (% of salary)	Applicable team factor(s)	Team factor(s) before application of modifiers (% of target award)	Impact of modifiers (% added or subtracted)	Final team factor applied to determine TIP payout (% of target award)	Personal factor (%)	Final TIP payout (% of target award)

Donald Thompson	160.0%	Corporate	72.9%	0.5%	73.4%	95%	70.0%

Peter J. Bensen	100.0	Corporate	72.9	0.5	73.4	100	73.4

Timothy J. Fenton	125.0	Corporate	72.9	0.5	73.4	90	66.1

Douglas Goare	85.0	Corporate	72.9	0.5	73.4	100	84.2
		(weighted 25%)

		Europe	79.2	8.4	87.6
		(weighted 75%)

David Hoffmann	85.0	Corporate	72.9	0.5	73.4	90	47.3
		(weighted 25%)

		APMEA	45.3	0.0	45.3
		(weighted 75%)

The applicable modifiers are described in the following table:

Team factor	Modifiers	Potential weight of each modifier (range)	Potential overall adjustment of team factor by modifiers (range)

Corporate factor	> Comparable Guest Counts Growth	Up to +7.5 or -5	Up to +/-15
	> Customer Satisfaction Opportunity	percentage points	percentage points
> G&A Expense Control

AOW factor	> Comparable Guest Counts Growth	Up to +/-10	Up to +/-25
	> Customer Satisfaction Opportunity	percentage points	percentage points
> Improvements in People Modifier

32	McDonald’s Corporation 2014

OUTSTANDING EQUITY AWARDS AT 2013 YEAR-END

	Option awards				Stock awards
Name(a)	Number of securities underlying unexercised options exercisable (1) (#)(b)	Number of securities underlying unexercised options unexercisable (1) (#)(c)	Option exercise price ($)(e)	Option expiration date (f)	Number of shares or units of stock that have not vested (2) (#)(g)	Market value of shares or units of stock that have not vested (2)(3) ($)(h)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (4) (#)(i)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested (3)(4) ($)(j)

Donald	30,000	0	$26.63	02/16/2014
Thompson	30,000	0	25.31	05/20/2014
	25,299	0	32.60	02/16/2015
	20,611	0	36.37	02/14/2016
	24,984	0	45.02	02/14/2017
	44,492	0	56.64	02/13/2018
	47,820	0	57.08	02/11/2019
	26,275	0	57.08	02/11/2019
	54,766	18,255	63.25	02/10/2020
	32,262	32,262	75.93	02/09/2021
	21,252	63,756	100.05	02/08/2022
	42,349	127,047	88.53	06/29/2022
	0	159,575	94.00	02/13/2023			72,357	$7,020,800

Peter J.	15,870	0	$36.37	02/14/2016
Bensen	15,157	0	45.02	02/14/2017
	24,100	0	56.64	02/13/2018
	40,463	0	57.08	02/11/2019
	37,341	12,446	63.25	02/10/2020
	23,053	23,052	75.93	02/09/2021
	14,999	44,997	100.05	02/08/2022
	0	53,192	94.00	02/13/2023			29,816	$2,893,046

Timothy J.	24,492	0	56.64	02/13/2018
Fenton	47,820	0	57.08	02/11/2019
	34,851	11,617	63.25	02/10/2020
	20,744	20,742	75.93	02/09/2021
	13,120	39,354	100.05	02/08/2022
	0	53,192	94.00	02/13/2023			31,703	$3,076,142

Douglas	12,050	0	$56.64	02/13/2018
Goare	15,634	0	57.08	02/11/2019
	12,447	4,149	63.25	02/10/2020
	8,644	8,642	75.93	02/09/2021
	9,621	28,860	100.05	02/08/2022
	0	34,575	94.00	02/13/2023			17,365	$1,684,926

table continued on next page

McDonald’s Corporation 2014	33

continued
	Option awards				Stock awards
Name (a)	Number of securities underlying unexercised options exercisable (1) (#)(b)	Number of securities underlying unexercised options unexercisable (1) (#)(c)	Option exercise price ($)(e)	Option expiration date (f)	Number of shares or units of stock that have not vested (2) (#)(g)	Market value of shares or units of stock that have not vested (2)(3) ($)(h)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (4) (#)(i)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested (3)(4) ($)(j)

David	4,906	0	36.37	02/14/2016

Hoffmann	5,247	0	45.02	02/14/2017

	5,562	0	56.64	02/13/2018

	7,357	0	57.08	02/11/2019

	6,846	2,282	63.25	02/10/2020

	4,150	4,148	75.93	02/09/2021

	2,626	7,869	100.05	02/08/2022

	1,750	5,247	100.05	02/08/2022

	0	19,947	94.00	02/13/2023	2,686	$260,623	8,671	$841,347

(1)	In general, options expire on the tenth anniversary of grant. For details regarding equity treatment upon termination, see pages 38 and 39.

(2)	Mr. Hoffmann’s RSUs reflected in columns (g) and (h) are not subject to performance-based vested conditions because they were granted prior to Mr. Hoffmann serving as President of McDonald’s APMEA. Our practice is to grant RSUs subject to performance-based vesting conditions to our executives. 1,186 of these RSUs vested on February 9, 2014 and 1,500 RSUs are scheduled to vest on February 8, 2015.

(3)	Calculated by multiplying the number of shares covered by the award by $97.03, the closing price of Company stock on the New York Stock Exchange on December 31, 2013.

(4)	Reflects unvested performance-based RSUs that are scheduled to be paid out as follows if the targets are met (or were paid out, in the case of awards that vested in 2014).

Named executive officer	Vesting date		Number of performance-based RSUs	Vesting date		Number of performance-based RSUs

Donald Thompson	2/9/2014		9,218	2/13/2016		31,915
	2/8/2015		7,287	2/13/2016	(1)	23,937

Peter J. Bensen	2/9/2014		6,587	2/13/2016		10,639
	2/8/2015		5,143	2/13/2016	(1)	7,447

Timothy J. Fenton	2/9/2014		5,927	2/13/2016		10,639
	2/8/2015		4,498	2/13/2016	(1)	10,639

Douglas Goare	2/9/2014		2,470	2/13/2016		6,915
	2/8/2015		3,299	2/13/2016	(1)	4,681

David Hoffmann	2/13/2016		3,990
	2/13/2016	(1)	4,681

(1) Reflects the vesting date for 50% of these RSUs. The remaining RSUs will vest upon the executive’s retirement.

34	McDonald’s Corporation 2014

OPTION EXERCISES AND STOCK VESTED — FISCAL 2013

	Option awards		Stock awards
Name (a)	Number of shares acquired on exercise (#)(b)	Value realized on exercise ($)(c)	Number of shares acquired on vesting (#)(d)	Value realized on vesting ($)(e)

Donald Thompson	0	$0	10,435	$989,968

Peter J. Bensen	15,971	1,020,687	7,115	675,000

Timothy J. Fenton	20,000	811,747	6,641	630,032

Douglas Goare	0	0	2,372	225,032

David Hoffmann	1,771	115,557	1,305	123,805

NON-QUALIFIED DEFERRED COMPENSATION — FISCAL 2013

Name (a)	Executive contributions in last FY(1) ($)(b)	Registrant contributions in last FY(1) ($)(c)	Aggregate earnings in last FY ($)(d)	Aggregate withdrawals/ distributions ($)(e)	Aggregate balance at last FYE(2) ($)(f)

Donald Thompson	$292,640	$213,300	$189,327	$0	$3,381,400

Peter J. Bensen	1,100,680	114,798	505,116	0	6,788,183

Timothy J. Fenton	2,084,627	114,472	439,772	0	9,947,102

Douglas Goare	83,600	74,740	392,385	0	2,368,095

David Hoffmann	63,239	55,315	193,254	0	869,837

(1)	Represents salary deferrals which are also reported as compensation for 2013 in the Summary Compensation Table on page 26: $83,333 for Mr. Thompson; $103,333 for Mr. Bensen; $96,875 for Mr. Fenton; $47,500 for Mr. Goare; and $42,917 for Mr. Hoffmann. The remaining amounts represent bonus deferrals under TIP and CPUP (only in the case of Messrs. Bensen and Fenton), which were previously reported in the Summary Compensation Table for 2012, except in the case of Mr. Hoffmann. The amounts reported in column (c) are included in “All other compensation” in column (i) of the Summary Compensation Table.

(2)	Includes amounts previously reported in the Summary Compensation Table, in the aggregate, as follows:

Donald Thompson	$1,624,087

Peter J. Bensen	3,740,691

Timothy J. Fenton	5,121,501

Douglas Goare	167,158

■ Excess Benefit and Deferred Bonus Plan (Excess Plan)

The Excess Plan is a non-tax-qualified, unfunded plan that allows senior management and certain highly compensated staff employees to (i) make tax-deferred contributions from their salary, TIP and CPUP awards; and (ii) receive matching contributions (on deferrals of salary and TIP awards only), in excess of the Internal Revenue Service (IRS) limits under the Profit Sharing Plan.

At the time of deferral, participants may elect to receive distributions either in a lump-sum or in regular installments over a period of up to 15 years following separation from service. Commencement of distributions are delayed for six months following separation from service.

Deferrals are nominally invested in investment funds selected by participants and are credited with a rate of return based on the investment option(s) selected. The investment options are currently based on returns of the Profit Sharing Plan’s stable value fund, S&P 500 Index fund and the McDonald’s common stock fund.

McDonald’s Corporation 2014	35

■	Supplemental Profit Sharing and Savings Plan (Supplemental Plan)

Prior to the Excess Plan, the Company’s Supplemental Plan allowed participants to defer compensation in excess of the IRS limits that applied to the Profit Sharing Plan. The Supplemental Plan allowed deferrals of salary and all or a portion of cash incentives as well as Company contributions on deferrals of salary and TIP. In 2004, the Company froze the Supplemental Plan. The investment options for existing accounts under the Supplemental Plan are identical to those under the Excess Plan. A participant may elect to have distributions in a single lump-sum, in installments commencing on a date of the participant’s choice or in an initial lump-sum payment with subsequent installment payments. Distributions may commence in the year following termination and must be completed within 25 years. If the participant does not file a distribution election in the year of termination, the participant’s entire Supplemental Plan balance is paid out in cash in the year following termination. In-service and hardship withdrawals are permitted subject to certain conditions.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Our NEOs would become entitled to certain payments and benefits in connection with a change in control and/or if their employment with the Company were to terminate as described below.

■	Potential payments upon termination of employment

McDONALD’S CORPORATION SEVERANCE PLAN (SEVERANCE PLAN)

Under the Severance Plan, Messrs. Bensen, Fenton, Goare, Hoffmann and Thompson would receive severance benefits if they were terminated by the Company without “cause,” due to a reduction in work force or job elimination; however, the Severance Plan excludes terminations for performance reasons. Applicable benefits consist of a lump-sum payment with respect to severance pay, based on final salary, and the continuation of medical and dental benefits. Amounts are based on position and length of service. In addition, in a covered termination, each NEO would receive prorated TIP and CPUP payments based on actual performance (and paid at the same time payments are made to other participants), unused sabbatical leave, and transitional assistance. Payments would be delayed for six months following termination of employment to the extent required under Section 409A.

The value of the benefits that would be payable to the NEOs under the Severance Plan assuming a qualifying termination of employment on December 31, 2013 are included in the chart below. Pro rata 2013 TIP payments are not included because they would have earned these awards in full under the 2013 TIP.

Named executive officer	Salary continuation	Benefit continuation	CPUP	Other (sabbatical and transitional assistance)	Total

Donald Thompson	1,105,769	11,941	1,000,000	204,308	2,322,018

Peter J. Bensen	506,731	9,533	311,000	12,000	839,264

Timothy J. Fenton	775,000	10,209	444,333	12,000	1,241,542

Douglas Goare	570,000	10,209	195,000	12,000	787,209

David Hoffmann	336,731	9,536	195,000	12,000	553,267

■	Effect of termination of employment under Equity Incentive Plans

STOCK OPTIONS

Unvested options are generally forfeited on termination of employment, with vested options remaining outstanding and exercisable for 90 days, except on termination for “cause.”

If the executive qualifies for favorable treatment (by satisfying the conditions for retirement or “special circumstances,” which includes termination by the Company without “cause,” and agreeing to the restrictive covenants) the options continue to become exercisable on the originally scheduled dates and remain exercisable for an extended post-termination exercise period, as applicable. If an executive terminates employment as a result of death or disability, the options vest upon termination and remain exercisable for an extended post-termination exercise period. If an executive violates a restrictive covenant following termination, the Company may cancel any outstanding options. Further, if an executive terminates employment for any reason other than death or disability, all options granted in the last 12 months are generally forfeited.

36	McDonald’s Corporation 2014

RSUs

Unvested RSUs are generally forfeited on termination of employment. In the case of certain termination events (including retirement and termination by the Company without “cause”), executives (and all other employees) are entitled to accelerated vesting of RSUs, prorated based upon the number of months worked during the vesting period. However, RSUs subject to performance-based vesting conditions are not accelerated on termination of employment; instead, any pro rata vesting is subject to the satisfaction of the applicable performance conditions, determined following completion of the performance period. As discussed on page 18, the Company’s practice is to grant executives RSUs with performance-based vesting conditions. Nonetheless, as discussed on page 34, Mr. Hoffmann holds RSUs that are not subject to performance-based vesting conditions because they were granted prior to Mr. Hoffmann serving as President of McDonald’s APMEA. If Mr. Hoffmann’s employment were terminated on December 31, 2013, he would have realized a value of $205,024 as a result of the accelerated pro rata vesting of these RSUs, based on the closing price of the Company’s common stock on that date. With respect to the RSUs subject to performance-based vesting conditions held by our NEOs, we are not able to calculate the hypothetical value that each NEO could have realized as a result of a termination of employment because the vesting is based not only on the portion of the vesting period in which the NEO remained employed but also on actual performance through the end of the entire performance period. Further, beginning in 2011, if an executive (or any other employee) terminates employment for any reason other than death or disability, all RSUs granted in the last 12 months are generally forfeited upon termination.

■	Deferred compensation

Following separation from service for any reason, the NEOs would receive distributions from their accounts under the Supplemental Plan and the Excess Plan in accordance with their elected distribution schedules, as described on pages 35 and 36.

■	Consequences of a change in control

A “change in control” is generally defined as either (i) the acquisition of 20% or more of our common stock or voting securities by a single purchaser or a group of purchasers acting together; (ii) the incumbent members of the Board cease to constitute at least a majority of the Board as a result of an actual or threatened election contest; (iii) a significant merger or other business combination involving the Company; or (iv) a complete liquidation or dissolution of the Company.

CHANGE IN CONTROL EMPLOYMENT AGREEMENTS (CIC AGREEMENTS) AND OTHER PAYMENTS TRIGGERED UPON A CHANGE IN CONTROL

The Company has CIC Agreements with three NEOs, Messrs. Bensen, Fenton and Thompson. The Company does not intend to enter into any new CIC agreements. The CIC Agreements provide that, during the three-year period following a change in control, referred to as the “protected period,” the executive’s (i) position and authority may not be reduced; (ii) place of work may not be relocated by more than 30 miles; (iii) salary may not be reduced; (iv) annual bonus opportunity may not be reduced; and (v) participation in benefit plans will continue on terms not less favorable than before the change in control. In addition, within 30 days after a change in control, if it is also a change in control under Code Section 409A, the Company will pay a prorated portion of (i) the target annual bonus and (ii) the target long-term incentive bonus, both for the partial performance period in which the change in control occurs. If it is not a change in control under Code Section 409A, the Company will pay (i) a prorated portion of the executive’s annual bonus, based on the Company’s actual performance; and (ii) a prorated portion of the executive’s long-term incentive bonus based on target performances, both on the date on which such bonuses are paid to Company employees generally. The treatment of outstanding equity awards is described under “Equity awards” on pages 38 and 39. If the Company fails to comply with these provisions, the executive may terminate employment for “good reason” during the protected period.

If the executive terminates employment for good reason or is terminated by the Company without “cause” during the protected period, then, in addition to receiving accrued but unpaid salary, bonus, deferred compensation and other benefit amounts due on termination, the executive will be entitled to: (i) a lump-sum cash payment equal to three times the sum of the executive’s salary, target annual bonus and contribution received under the Company’s deferred compensation plan; (ii) a pro rata portion of the annual bonus based upon actual performance, reduced (but not below zero) by any portion of the annual bonus for that year previously paid to the executive, if any; (iii) a lump-sum payment equal to continued medical, life insurance, fringe and other benefits for three years after the termination; and (iv) a lump-sum cash payment for any accrued sabbatical leave. In addition, for purposes of

McDonald’s Corporation 2014	37

determining eligibility for any post-retirement medical benefits, the executive will be treated as having three additional years of age and service. The executive will be eligible for these benefits, subject to execution of an agreement that includes restrictive covenants and a release of claims. Payment of these benefits will be delayed for six months.

The Company will reimburse an executive on an after-tax basis for excise tax payments that are considered to be contingent upon a change in control. If the aggregate after-tax amount of benefits is not more than 110% of what the executive would receive if benefits were reduced to a level that would not be subject to excise taxes, the executive will not be entitled to receive a reimbursement and the aggregate amount of benefits to which he/she is entitled will be reduced to the greatest amount that can be paid without triggering excise taxes.

In the case of the death or disability of an executive during the protected period, the executive or his/her estate would be entitled to receive accrued salary, bonus, deferred compensation and other benefit amounts due at levels provided to peers and at least as favorable as those immediately preceding the change in control.

If (i) the Company terminates an executive for cause following a change in control; (ii) an executive voluntarily terminates employment without good reason following a change in control; or (iii) an executive who is otherwise eligible to receive severance benefits fails to execute the requisite agreements, then that executive will receive only a lump-sum payment of accrued salary, bonus, deferred compensation and other benefit amounts.

The following table sets forth the benefits that Messrs. Bensen, Fenton and Thompson would have been entitled to under the CIC agreements, assuming that on December 31, 2013 they had been terminated without cause or resigned with good reason in the protected period following a change in control. Pro rata 2013 TIP payments are not included because if the NEOs had terminated employment on December 31, 2013, they would have earned these awards in full under the 2013 TIP.

Named executive officer	Severance payment (3x salary, bonus and Company contribution to deferred compensation plan) ($)	Benefit continuation ($)	CPUP ($)	Sabbatical ($)	Tax gross-up payments ($)	Total ($)

Donald Thompson	$10,683,548	$121,214	$1,000,000	$192,308	$9,955,798	$21,952,868

Peter J. Bensen	5,175,826	121,005	311,000	0	4,217,462	9,825,293

Timothy J. Fenton	5,701,329	109,602	444,333	0	0	6,255,264

Messrs. Goare and Hoffmann have not entered into CIC Agreements with the Company. Following a change in control, Messrs. Goare and Hoffmann would be entitled to payments under our Severance Plan as described on page 36 in the event their employment is terminated and they otherwise qualify for the payments and benefits thereunder. In addition, pursuant to CPUP, they would be entitled to a pro rata CPUP payment following a change in control based on actual performance through the date of the change in control. Assuming that on December 31, 2013 a change in control occurred, based on actual performance through such date, Messrs. Goare and Hoffmann would each have been entitled to a CPUP payment of $68,055.

EQUITY AWARDS

Under the Equity Plan, upon a change in control, outstanding unvested options and RSUs will be replaced by equivalent awards based on publicly-traded stock of the successor entity. The replacement awards will vest and become exercisable (in the case of options) or be paid out (in the case of service-based RSUs) if the grantee’s employment is terminated for any reason other than “cause” within two years following the change in control. In addition, if employment is terminated other than for “cause” within two years following the change in control, all options will remain outstanding for not less than two years following termination or until the end of the original term, if sooner.

If the awards are not replaced (e.g., because the acquirer does not have publicly-traded securities) or if the Committee so determines, vesting will be accelerated. RSUs would vest (performance-based RSUs at target) and be paid out upon a Code Section 409A change in control; otherwise, the RSUs would be paid out on the originally scheduled payment date or, if earlier, on the executive’s death, disability or termination of employment, subject to any required delay under Code Section 409A.

38	McDonald’s Corporation 2014

Terminations initiated by the employee will not result in accelerated vesting of replacement awards.

If a change in control had occurred on December 31, 2013 and either (i) if the outstanding options and RSUs held by the NEOs could not be replaced or (ii) if the Committee so determined, assuming that the transaction met the applicable definition of a change in control under the Equity Plan and Section 409A: (i) options would have vested and (ii) RSUs would have vested and been paid out immediately (performance-based RSUs at target). The awards held by the NEOs as of December 31, 2013 are set forth in the Outstanding Equity Awards at 2013 Year-end table on pages 33 and 34.

The table below summarizes the value of the change in control payouts that the NEOs could have received based on (i) in the case of options, the “spread” between the exercise price and the closing price of the Company’s common stock on December 31, 2013 and (ii) in the case of RSUs, the target number of shares, multiplied by the closing price of the Company’s common stock on December 31, 2013. The table sets forth the hypothetical value that the NEOs could have realized as a result of the accelerated equity awards, based on these assumptions. If there were no change in control, the amounts shown would have vested over time, subject to continued employment and with respect to the RSUs subject to performance-based vesting conditions.

Named executive officer	Stock options (closing price on 12/31/13 minus exercise price) ($)	RSUs (number of shares/target number of shares multiplied by closing price on 12/31/13) ($)	Total ($)

Donald Thompson	$2,860,794	$7,020,800	$9,881,594

Peter J. Bensen	1,067,995	2,893,046	3,961,041

Timothy J. Fenton	991,250	3,076,142	4,067,392

Douglas Goare	427,262	1,684,926	2,112,188

David Hoffmann	225,048	1,101,970	1,327,018

PROPOSAL NO. 2.

ADVISORY VOTE to approve executive compensation

We are asking our shareholders to provide an advisory, nonbinding vote to approve the compensation awarded to our named executive officers for 2013, as described in the “Executive Compensation” section, beginning on page 13, which includes the Compensation Discussion and Analysis, the compensation tables and related material.

As described in the Compensation Discussion and Analysis section, the Compensation Committee oversees our executive compensation program, which supports our key global growth priorities. The main objectives of our executive compensation program are to motivate our executives to increase profitability and shareholder returns, to pay compensation that varies based on performance, and to compete for and retain managerial talent.

We are asking our shareholders to indicate their support for our named executive officer compensation. We believe the information we have provided in this Proxy Statement demonstrates that our executive compensation program was designed appropriately and is working to ensure that management’s interests are aligned with our shareholders’ interests to support long-term value creation.

This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and procedures described in this Proxy Statement.

Information about the voting standard for this proposal appears on page 59. While this vote is advisory and not binding, the Board and the Compensation Committee will consider the outcome of the vote, along with other relevant factors, when considering future executive compensation decisions.

The Board of Directors recommends that shareholders vote FOR the approval of the compensation awarded to McDonald’s named executive officers for 2013, as disclosed under SEC rules, including the Compensation Discussion and Analysis, the compensation tables and related material included in this Proxy Statement.

McDonald’s Corporation 2014	39

Other management proposals

PROPOSAL NO. 3.

Approval of Performance Goals for Awards under the McDonald’s Corporation 2009 Cash Incentive Plan

We are asking our shareholders to approve the performance goals (Performance Goals) for awards under the McDonald’s Corporation 2009 Cash Incentive Plan (Plan). We are not amending or altering the Plan.

Background

Section 162(m) of the Internal Revenue Code (Section 162(m)) limits the deductibility of certain executive compensation paid to the Company’s Chief Executive Officer and the three highest compensated officers (other than the Chief Financial Officer), as determined pursuant to the executive compensation disclosure rules under the Securities Exchange Act of 1934. These officers are referred to as covered employees. An exemption from this limitation (the Performance Exception) applies to “performance-based” compensation as defined in the regulations under Section 162(m).

The Plan gives the Board’s Compensation Committee (Committee) the ability to grant short-term and long-term cash incentive awards based upon the achievement of Performance Goals during specified periods that are designed to qualify for the Performance Exception. One of the requirements under the Performance Exception is shareholder approval of the Performance Goals pursuant to which the compensation is paid. The regulations under Section 162(m) require that, in order for awards under the Plan to continue to qualify for the Performance Exception, shareholders must approve the material terms of the applicable Performance Goals every five years. The Performance Goals for awards under the Plan were last approved on May 27, 2009. Therefore, we are asking for your approval of the Performance Goals again this year.

Nothing in the Plan or this Proxy Statement is intended to guarantee that the Company will always seek to ensure that its compensation qualifies as performance-based compensation, and no guarantee can be given that the terms of the Plan do in fact comply with the requirements for performance-based compensation, as they exist today or as they may change from time to time.

Performance Goals

The Performance Goals may be based upon the attainment of specified levels of one or more of the following measures, applied to the Company as a whole or to any subsidiary or other unit of the Company: revenue, operating income, net income, basic or diluted earnings per share, return on revenue, return on assets, return on equity, return on total capital, or total shareholder return. These Performance Goals may be absolute or relative to the performance of one or more other companies comparable to the Company or of an index covering multiple companies. In establishing Performance Goals, the Committee may specify that there shall be excluded the effect of restructuring charges, discontinued operations, extraordinary items, cumulative effects of accounting changes, and other unusual or nonrecurring items, and asset impairment and the effect of foreign currency fluctuations, in each case as those terms are defined under generally accepted accounting principles and provided in each case that such excluded items are objectively determinable by reference to the Company’s financial statements, notes to the Company’s financial statements and/or management’s discussion and analysis in the Company’s Annual Report.

Eligible employees

The Plan may be used to grant performance-based awards to any employee of McDonald’s and its subsidiaries. While the Committee considers cash incentives for approximately 20,000 employees, awards under the Cash Incentive Plan have historically been granted to a limited number of individuals. In recent years, the Committee granted awards under the Plan to approximately 11 individuals (generally, our executive officer group). See “Estimate of benefits” below. The Committee anticipates that a comparable number of individuals will be selected for awards in the future.

Maximum awards

In order to meet the requirements of the Performance Exception, the Plan imposes the following limitations. The maximum number of performance periods that end in any single calendar year for which any one participant will be eligible to earn awards is three. In addition, the maximum amount of cash that may be paid pursuant to any one award under the plan is $8 million times the number of years and fractions thereof in the applicable performance period.

Amendment and termination

The Plan and awards under it may be amended and the Plan may be terminated by our Board, and awards may be amended by the Committee, without shareholder approval. However, no amendment or termination may adversely affect outstanding awards without the consent of the affected grantee, unless the amendment does not materially

40	McDonald’s Corporation 2014

decrease the value of the award or is made to comply with applicable law, stock exchange rules or accounting rules. Moreover, in no event may any award be amended in any manner that would cause it to cease to qualify for the Performance Exception. By its terms, the Plan requires that the material terms of Performance Goals be submitted to the Company’s shareholders for reapproval as required to meet the Performance Exception.

Estimate of benefits

Because the grant of awards pursuant to the Plan is within the discretion of the Committee, it is not possible to determine the awards that will be made under the Plan. The following table shows the dollar value of the annual incentive awards granted by the Committee to our named executive officers in January 2013 under the Plan for the performance period ending December 31, 2013, and the potential dollar value of the long-term incentive awards granted by the Committee in February 2013 under the Plan for the performance period ending on December 31, 2015.

	Long-term incentive
	Annual incentive	Target	Maximum

Donald Thompson	$1,400,000	$3,000,000	$6,900,000
President and
Chief Executive Officer

Peter J. Bensen	569,000	933,000	2,145,900
Chief Financial Officer

Timothy J. Fenton	640,000	1,333,000	3,065,900
Chief Operating Officer

Douglas Goare	408,000	585,000	1,345,500
President of McDonald’s Europe

David Hoffmann	207,000	585,000	1,345,500
President of McDonald’s APMEA

Executive Officer Group	5,029,732	9,031,000	20,771,301
(11 persons)

Non-Executive Director Group	0	0	0
(n/a)

Non-Executive Officer Employee Group	0	0	0
(0 persons)

The foregoing summary is qualified in its entirety by the full text of the Plan. The Plan is not part of this Proxy Statement. A copy of the Plan is available on the Company’s website at www.investor.mcdonalds.com, by clicking on “2014 Proxy Statement,” and the Securities and Exchange Commission’s website at www.sec.gov, where it is an exhibit to an electronic version of this Proxy Statement. We will provide you with a copy without charge if you call the Investor Relations Service Center at 630-623-7428, or write to us at McDonald’s Corporation, Investor Relations Service Center, One McDonald’s Plaza, Oak Brook, IL 60523-1928. Copies of the Plan will also be available at the Annual Shareholders’ Meeting.

The Board’s recommendation

The Board believes that the approval of the Performance Goals under the Plan will permit the Committee to continue to grant performance-based short-term and long-term incentive cash compensation designed to qualify for the Performance Exception to those employees upon whose judgment and efforts the Company is largely dependent for the successful conduct of its operations. The Board believes that this is in the best interest of the Company.

If shareholders do not approve the performance goals, management and the Committee will examine all of the available alternatives, including, but not limited to, paying cash incentive compensation under other arrangements that do not qualify for the Performance Exception.

The Board of Directors recommends that shareholders vote FOR the approval of the Performance Goals for awards under the McDonald’s Corporation 2009 Cash Incentive Plan.

McDonald’s Corporation 2014	41

PROPOSAL NO. 4

ADVISORY VOTE to approve the appointment of Ernst & Young LLP as independent auditor for 2014

The Audit Committee is directly responsible for the appointment, compensation, retention, evaluation and termination of the independent external audit firm. The Committee has appointed Ernst & Young LLP as the Company’s independent external audit firm for 2014. In executing its responsibilities, the Committee engages in a thorough annual evaluation of Ernst & Young’s qualifications, performance and independence. Among other things, the Committee is informed by results of a comprehensive assessment survey of the firm by senior financial personnel from the Company’s headquarters and largest global markets, and discusses opportunities for improvement with the lead audit partner. The Committee has sole authority to approve all engagement fees to be paid to Ernst & Young. In assessing independence, the Committee reviews the fees paid, including those related to non-audit services, and annually reviews compliance with the Company’s Hiring Policy for Employees of External Audit Firm and Its Affiliates. The Committee regularly meets with the lead audit partner without members of management present, and in executive session with only the Committee members present, which provide the opportunity for continuous assessment of the firm’s effectiveness and independence and for consideration of rotating audit firms.

Ernst & Young or its predecessor, Arthur Young & Company, has been retained as the Company’s external audit firm continuously since 1964. In accordance with SEC rules and Ernst & Young policies, the firm’s lead engagement partner rotates every five years. The Audit Committee and its Chairman are directly involved in the selection of Ernst & Young’s lead engagement partner.

The Audit Committee and the Board of Directors believe that the continued retention of Ernst & Young LLP to serve as the Company’s independent external audit firm for 2014 is in the best interests of the Company and its shareholders, and the Board is asking shareholders to approve this appointment. A representative of the firm is expected to attend the Annual Shareholders’ Meeting, and will be available to answer shareholders’ questions and will have the opportunity to make a statement. If shareholders do not approve the appointment of Ernst & Young, the Audit Committee will reconsider the appointment.

The Board of Directors recommends that shareholders vote FOR the appointment of Ernst & Young LLP as independent auditor for 2014.

42	McDonald’s Corporation 2014

Audit Committee matters

Audit Committee Report

DEAR FELLOW SHAREHOLDERS:

The Audit Committee is composed of five Directors, each of whom meets the independence and other requirements of the New York Stock Exchange. Enrique Hernandez, Jr., Cary D. McMillan, and Roger W. Stone qualify as “audit committee financial experts.” The Committee has the responsibilities set out in its charter, which has been adopted by the Board of Directors and is reviewed annually.

Management is primarily responsible for the Company’s financial statements, including the Company’s internal control over financial reporting. Ernst & Young LLP (Ernst & Young), the Company’s independent auditor, is responsible for performing an audit of the Company’s annual consolidated financial statements in accordance with generally accepted accounting principles (GAAP) and for issuing a report on those statements. Ernst & Young also reviews the Company’s interim financial statements in accordance with applicable auditing standards. The Committee oversees the Company’s financial reporting process and internal control structure on behalf of the Board of Directors. The Committee met nine times during 2013, including meeting regularly with Ernst & Young and the head of internal audit, both privately and with management present.

In fulfilling its oversight responsibilities, the Committee reviewed and discussed with management and Ernst & Young the audited and interim financial statements, including Management’s Discussion and Analysis, included in the Company’s Reports on Form 10-K and Form 10-Q.

In connection with its review of the Company’s annual consolidated financial statements, the Committee also discussed with Ernst & Young other matters required to be discussed with the auditor under Auditing Standard No. 16, as modified or supplemented (communication with audit committees), and those addressed by Ernst & Young’s written disclosures and its letter provided under the applicable requirements of the Public Company Accounting Oversight Board, as modified or supplemented (independence discussions with audit committees).

The Committee is responsible for the engagement of the independent auditor and appointed Ernst & Young to serve in that capacity during 2013 and 2014. In that connection, the Committee reviewed Ernst & Young’s independence from the Company and management, including Ernst & Young’s written disclosures described above.

Based on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 for filing with the SEC.

Respectfully submitted,

The Audit Committee

Enrique Hernandez, Jr., Chairman

Walter E. Massey

Cary D. McMillan

Sheila A. Penrose

Roger W. Stone

POLICY FOR PRE-APPROVAL OF AUDIT AND PERMITTED NON-AUDIT SERVICES

The Audit Committee has a policy for the pre-approval of all audit and permitted non-audit services to be provided to the Company by its independent auditor. The Audit Committee may pre-approve engagements on a case-by-case basis or on a class basis if the relevant services are predictable and recurring.

Pre-approvals for classes of services are granted at the start of each fiscal year and are applicable for the year. In considering these pre-approvals, the Audit Committee reviews a description of the scope of services falling within each class and imposes budgetary estimates that are largely based on historical costs.

Any audit or permitted non-audit service that is not included in an approved class, or for which total fees are expected to exceed the relevant budgetary estimate, must be pre-approved on an individual basis. Pre-approval of any individual engagement may be granted not more than one year before commencement of the relevant service. Pre-approvals of services that may be provided over a period of years must be reconsidered each year.

The Corporate Controller monitors services provided by the independent auditor and overall compliance with the pre-approval policy. The Corporate Controller reports periodically to the Audit Committee about the status of outstanding engagements, including actual services provided and associated fees, and must promptly report any noncompliance with the pre-approval policy to the Chairman of the Audit Committee.

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All services provided to the Company by Ernst & Young in 2012 and 2013 were pre-approved by the Audit Committee.

The policy is available on the Company’s website at www.governance.mcdonalds.com.

AUDITOR FEES AND SERVICES

The following table presents fees paid for professional services rendered for the audit of the Company’s annual financial statements for 2013 and 2012 and fees paid for other services provided by our independent auditor in those years:

(In millions)	2013	2012

Audit fees(1)	$11.8	$11.3

Audit-related fees(2)	0.9	0.7

Tax fees(3)	0.6	1.2

All other fees(4)	0	0.1

Total	$13.3	$13.3

(1)	Fees for services associated with the annual audit (including internal control reporting), statutory audits required internationally, reviews of Quarterly Reports on Form 10-Q and accounting consultations.

(2)	Fees for employee benefit plan audits and certain attestation services not required by statute or regulation.

(3)	Primarily fees for tax compliance in various international markets.

(4)	Fees for miscellaneous advisory services.

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Shareholder proposal

The text of the shareholder proposal and supporting statement appear exactly as received by the Company unless otherwise noted. All statements contained in the shareholder proposal and supporting statement are the sole responsibility of the proponent. The shareholder proposal may contain assertions about the Company or other matters that the Company believes are incorrect, but the Company has not attempted to refute all such assertions. The Board recommends a vote against the shareholder proposal based on the reasons set forth in the Company’s statement in opposition following the shareholder proposal.

The address of the proponent is available upon request by calling 1-630-623-2553 or by sending a request to McDonald’s Corporation, Shareholder Services, Department 720, One McDonald’s Plaza, Oak Brook, IL 60523.

PROPOSAL NO. 5.

ADVISORY VOTE requesting the ability for shareholders to act by written consent

John Chevedden advised the Company that he intends to present the following shareholder proposal at the Annual Shareholders’ Meeting. Mr. Chevedden owns 60 shares of the Company’s common stock.

Shareholder Proposal

Proposal 5 – Right to Act by Written Consent

Resolved, Shareholders request that our board of directors undertake such steps as may be necessary to permit written consent by shareholders entitled to cast the minimum number of votes that would be necessary to authorize the action at a meeting at which all shareholders entitled to vote thereon were present and voting. This written consent is to be consistent with giving shareholders the fullest power to act by written consent in accordance with applicable law. This includes shareholder ability to initiate any topic for written consent consistent with applicable law.

Wet Seal (WTSLA) shareholders successfully used written consent to replace certain underperforming directors in 2012. This proposal topic also won majority shareholder support at 13 major companies in a single year. This included 67%-support at both Allstate and Sprint.

This proposal empowers shareholders by giving them the ability to effect change without being forced to wait until the annual meeting. Shareholders could replace a director using action by written consent. Shareholder action by written consent could save our company the cost of holding a meeting between annual meetings. McDonald’s shareholders supported another shareholder-friendly governance change at our 2012 annual meeting by voting 99% in favor to change our pervious 3-year terms for directors to one-year terms.

This proposal should also be more favorably evaluated due to our company’s clearly improvable corporate governance performance as reported in 2013:

GMI Ratings, an independent investment research firm, rated our company F for executive pay - $36 million for James Skinner. In regard to our board of directors, our board included 3 directors age 75 to 83 - combined with their 15 to 24-years long-tenure: Walter Massey, Roger Stone and Andrew McKenna. Jeanne Jackson and Enrique Hernandez also had more than 14-years tenure each. Director independence declines after 10 to 15-years. This long-tenure practice was compounded by 60% of audit committee members having 15 to 24-years long-tenure and 66% of our nomination committee members having 14 to 24-years long-tenure.

Returning to the core topic of this proposal from the context of our clearly improvable corporate governance, please vote to protect shareholder value:

Right to Act by Written Consent – Proposal 5

The Board’s Statement in Opposition

The Board recommends voting AGAINST the advisory proposal requesting that the Company take steps to allow shareholders to act by written consent because it is unnecessary and not in shareholders’ best interests.

The Board has carefully considered the proposal and for the reasons set forth below, believes that it is unnecessary in light of the Company’s strong corporate governance policies and practices, including the ability of shareholders to request a special meeting. In addition, the Board is concerned that the written consent process is inherently less transparent than the annual or special meeting process and deprives shareholders of a forum for discussion to make inquiries or otherwise debate proposed actions. Further, the written consent process puts the interests of shareholders at risk by potentially depriving many of them of being able to consider important decisions about the Company.

McDonald’s Corporation 2014	45

The proponent states that without the ability to act by written consent, shareholders wishing to effect change would be “forced to wait until the annual meeting.” This statement is false. Both the Company’s Certificate of Incorporation and By-laws provide that shareholders holding 25% of the outstanding shares of the Company’s common stock have the ability to request a special meeting at any time. In addition to shareholders having the ability to call special meetings, the Company has several other governance provisions that empower shareholders. These include:

•	a majority voting standard in uncontested Director elections;

•	no supermajority voting provisions;

•	transitioning to the annual election of all Directors by the 2015 Annual Shareholders’ Meeting;

•	the ability of shareholders to propose Director nominees to the Board;

•	an independent Chairman of the Board; and

•	a mechanism for shareholders to communicate directly with the full Board, any Board Committee or individual Directors.

In the Board’s view, action at an annual or special meeting supports shareholders’ interests in ways that written consent does not. Meetings provide shareholders with advance notice, including of the date and time of the meeting and the matters to be voted on at the meeting. At meetings, all shareholders have the opportunity to express their views by voting on proposed actions. On the other hand, written consent, as requested by the shareholder proponent, can be used by a bare majority of shares to act on significant matters without any prior notice and without any discussion among the Company’s shareholders. Such a process does not permit an orderly debate on the merits of a proposed shareholder action.

In addition to disenfranchising many shareholders, the written consent process could lead to substantial confusion and disruption. The Company has more than 950 million shares currently outstanding and over 1.5 million shareholders. Under the proposal, multiple groups of shareholders would be able to solicit written consents at any time and as frequently as they choose on a range of issues, some of which may be duplicative or conflicting. This could lead to a disordered state of corporate affairs and impose significant administrative and financial burdens on the Company with little or no corresponding benefit to shareholders.

The Board believes that the Company’s existing corporate governance policies, including the right of shareholders to call a special meeting, provide the appropriate means to protect shareholders’ interests and enable the Board to oversee the Company’s business and affairs for the long-term benefit of all shareholders.

Therefore, your Board of Directors recommends that you vote AGAINST this proposal.

46	McDonald’s Corporation 2014

Board and governance matters

LEADERSHIP STRUCTURE

Since 2004, our Board has been led by an independent Chairman, Andrew McKenna. This structure has worked well to assure constructive engagement among the Board and the Chief Executive Officer, and effective oversight of management. In addition, this structure allows the CEO to focus on the Company’s business, while the Chairman can focus on corporate governance matters, as well as leadership development and succession planning.

DIRECTOR SELECTION PROCESS

The Company has a policy for the consideration of Director candidates under which the Governance Committee establishes criteria for nominees, screens candidates and evaluates the qualifications of persons nominated or recommended by shareholders. The Governance Committee recommends Director nominees for approval by the Board. The Governance Committee considers candidates suggested by other Directors, senior management and shareholders. The Committee may, at the Company’s expense, retain search firms and other advisors to assist it.

The Governance Committee reviews the size and structure of the Board and considers Director tenure, skills and experience in determining the slate of nominees and as part of Director succession planning. All candidates are evaluated on the basis of qualifications. The Governance Committee seeks Directors with records of achievement in their chosen fields and experience relevant to the Company’s scope, strategy and operations. Director candidates also are expected to possess certain qualities, such as integrity, independence of mind, analytical skills, a commitment to serve the interests of all shareholders, and a willingness to challenge management in a constructive and collegial environment, as well as the ability to exercise good judgment and provide practical insights and diverse perspectives. Candidates also are evaluated in light of Board policies, such as those relating to Director independence and service on other boards.

Candidates with appropriate qualifications are interviewed in person, typically by the Chairman, the Chief Executive Officer, a majority of the members of the Governance Committee and other available Directors. The Governance Committee also periodically evaluates all Directors in light of the above considerations and their contributions to the Board.

Shareholders who wish to suggest candidates for nomination by the Board or who wish to directly nominate Director candidates for election at the Company’s 2015 Annual Shareholders’ Meeting should follow the procedures described in the section on Consideration of Director Nominations for the 2015 Annual Shareholders’ Meeting, appearing on page 57.

BOARD DIVERSITY

In selecting Director candidates, the Governance Committee and the Board take diversity into account, seeking to ensure a representation of varied perspectives and experience, although the Company’s nomination policy does not prescribe specific standards for diversity. Currently, over 50% of the Board is composed of women and individuals who are minorities.

SUCCESSION PLANNING

The Board regularly reviews short and long-term succession plans for the Chief Executive Officer and for other senior management positions. In assessing possible CEO candidates, the independent Directors identify the skills, experience and attributes they believe are required to be an effective CEO in light of the Company’s global business strategies, opportunities and challenges.

The Board also considers its own succession. In doing so, the Governance Committee and Board take into account, among other things, the needs of the Board and the Company in light of the overall composition of the Board with a view to achieving a balance of the skills, tenure, experience and attributes that would be beneficial to the Board’s oversight role.

McDonald’s Corporation 2014	47

DIRECTOR INDEPENDENCE

Our Corporate Governance Principles require that all Directors except management Directors be independent under applicable law and listing standards, as well as under the Board’s Standards on Director Independence. The Board considers relationships involving Directors and their immediate family members and relies on information derived from Company records, questionnaires and other inquiries.

The relationships reviewed by the Board in its most recent determination involved commercial relationships with companies:

—	at which Board members then served as officers (including Inter-Con Security Systems, Inc. and NIKE, Inc.);

—	in which Board members or their immediate family members then held an aggregate 10% or more direct or indirect interest (including Inter-Con Security Systems, Inc.);

—	at which Board members then served as outside Directors (including Chevron Corporation, ConAgra Foods, Inc., Discover Financial Services, Exelon Corporation, Hyatt Hotels Corporation, Jones Lang LaSalle Incorporated, Kraft Foods Group, Inc., Smart and Final, LLC, The Walt Disney Company and Wells Fargo & Company); and

—	at which Board members then served as employees (including Schwarz Supply Source).

These relationships involved McDonald’s purchases of products and services in the ordinary course of business that were made on arm’s-length terms in amounts and under other circumstances that did not affect the relevant Directors’ independence.

The Board also reviewed Company donations to not-for-profit organizations with which Board members or their immediate family members were affiliated by membership or service as directors or trustees.

Based on its review, the Board determined that none of its non-management Directors has a material relationship with the Company and that all of them are independent. Currently, our non-management Directors are Susan E. Arnold, Robert A. Eckert, Enrique Hernandez, Jr., Jeanne P. Jackson, Richard H. Lenny, Walter E. Massey, Andrew J. McKenna, Cary D. McMillan, Sheila A. Penrose, John W. Rogers, Jr., Roger W. Stone and Miles D. White.

BOARD COMMITTEES

Our Corporate Governance Principles provide for six standing committees: Audit, Compensation, Governance, Sustainability and Corporate Responsibility, Finance and Executive. Committee charters are available on the Company’s website at www.governance.mcdonalds.com.

Committee	Current members	Primary responsibilities	Number of 2013 meetings

Audit	Enrique Hernandez, Jr. (Chairman) Walter E. Massey Cary D. McMillan Sheila A. Penrose Roger W. Stone	• Oversees financial reporting, accounting, control and compliance matters. • Appoints and evaluates the independent auditor. • Reviews with the internal and independent auditors the scope and results of their audits and the adequacy and effectiveness of internal controls. • Reviews material financial disclosures. • Pre-approves all audit and permitted non-audit services. • Annually reviews the Company’s compliance programs and receives regular updates about compliance matters. • Annually reviews the Company’s disclosure controls and procedures.	9

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48	McDonald’s Corporation 2014

continued

Committee	Current members	Primary responsibilities	Number of 2013 meetings

Compensation	Robert A. Eckert (Chairman) Susan E. Arnold Richard H. Lenny John W. Rogers, Jr. Miles D. White	• Approves the CEO’s compensation based upon an evaluation of his performance by the independent Directors. • Reviews and approves senior management’s compensation and approves compensation guidelines for all other officers. • Administers incentive and equity compensation plans and, in consultation with senior management, approves compensation policies. • Reviews executive compensation disclosure.	7

Governance	Andrew J. McKenna (Chairman) Robert A. Eckert Enrique Hernandez, Jr. Jeanne P. Jackson Roger W. Stone Miles D. White	• Monitors the Board’s structure and operations. • Sets criteria for Board membership. • Searches for and screens candidates to fill Board vacancies and recommends candidates for election. • Evaluates Director and Board performance and assesses Board composition and size. • Recommends to the Board non-management Director compensation. • Evaluates the Company’s corporate governance process. • Recommends to the Board whether to accept the resignation of incumbent Directors who fail to be re-elected in uncontested elections.	6

Sustainability and Corporate Responsibility	Walter E. Massey (Chairman) Susan E. Arnold Richard H. Lenny Sheila A. Penrose John W. Rogers, Jr.

•  Oversees the Company’s policies and strategies related to sustainability and corporate responsibility matters that are of significance to the Company and its stakeholders, including matters related to community engagement, diversity, employment, the environment, human rights, public affairs, products, safety and sourcing.

•  Beginning in 2014, will report to the Compensation Committee regarding the Company’s progress in the areas of sustainability and corporate responsibility in connection with that Committee’s annual determination of executive compensation.

•  Considers shareholder proposals about the Company’s corporate responsibility and sustainability matters.

			3

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McDonald’s Corporation 2014	49

continued

Committee	Current members	Primary responsibilities	Number of 2013 meetings

Finance	Jeanne P. Jackson (Chair) Richard H. Lenny Cary D. McMillan John W. Rogers, Jr. Roger W. Stone	• Reviews the Company’s dividend policy and share repurchase program in light of the Company’s strategy and performance. • Oversees the Company’s Treasury activities, including reviewing and approving principal financial policies, such as those with respect to derivatives. • Annually reviews the Company’s banking arrangements.	2

Executive	Donald Thompson (Chairman) Robert A. Eckert Enrique Hernandez, Jr. Andrew J. McKenna	• May exercise most Board powers during the periods between Board meetings.	1

MEETING ATTENDANCE

Directors are expected to attend the Annual Shareholders’ Meeting and all Board meetings and meetings of the Committees on which they serve. Our Board met six times during 2013. At each regularly scheduled Board meeting, our independent Directors met in executive session. Each Director attended more than 75% of the total number of meetings of the Board and relevant Committees while the Director was a member. All Directors attended the 2013 Annual Shareholders’ Meeting.

GOVERNANCE PRACTICES AND EVALUATIONS

The Governance Committee regularly reviews the Company’s Corporate Governance Principles and other governing documents and policies to ensure their appropriateness in light of the Company’s current and expected long-term circumstances. Recently, the Committee undertook a thorough review that benchmarked the Company’s policies and practices in this regard against current practices for other publicly-traded companies. The review also included a study of publicly-available proxy voting policies for several of the Company’s largest investors, proxy advisory services and other survey data. Informed by this review, the Committee continues to believe that the Company’s governance practices are comprehensive and advisable for the long-term interests of the Company and its shareholders.

The Governance Committee conducts an annual evaluation of the performance of the Board of Directors. The Committee also conducts an annual peer evaluation for all of the Directors. In addition, each of the Audit, Compensation, Governance and Sustainability and Corporate Responsibility Committees annually conducts self-evaluations, and the Finance Committee conducts a self-evaluation at least every two years. Results of all evaluations are discussed at appropriate Committee meetings and with the full Board.

CODE OF CONDUCT FOR THE BOARD OF DIRECTORS

Each year, Directors confirm that they have read, and will comply with, the Code of Conduct for the Board of Directors.

50	McDonald’s Corporation 2014

SHAREHOLDER OUTREACH AND ENGAGEMENT

The Company engages with shareholders, including on executive compensation, throughout the year through periodic efforts by management to reach out directly to shareholders. These communications generally cover a variety of topics, often at the request of individual shareholders. Management updates the Board regarding these engagement efforts. For more information on communication with the Board, please see “Communications with the Board of Directors and Non-Management Directors” on page 57.

BOARD RESPONSE TO 2013 SHAREHOLDER PROPOSALS

At the 2013 Annual Shareholders’ Meeting, shareholders expressed some support of two advisory proposals; namely (i) requesting a report on McDonald’s process for identifying and analyzing human rights risks in McDonald’s operations, which received support of approximately 28% of shares voted; and (ii) requesting the Board to consider adopting a stock retention policy for executives, which received support of approximately 31% of shares voted.

As part of its oversight responsibilities with respect to human rights generally, and in addressing potential shareholder interest on the matter, the Board’s Sustainability and Corporate Responsibility Committee issued a report on the Committee’s assessment of management’s process for identifying and analyzing human rights risks in McDonald’s operations, among other topics. The report may be found on the Company’s website at http://www.aboutmcdonalds.com/mcd/investors/corporate_governance/board_and_committee_reports.html.

As part of its oversight responsibilities with respect to executive compensation, the Board’s Compensation Committee approves and regularly reviews stock ownership requirements for executives. Informed by the shareholder proposal and as part of its regular consideration of this matter, the Committee determined it would be appropriate to add a retention component for equity awards to the ownership requirements. As a result, the Committee adopted a Stock Ownership and Retention Policy that enhanced the stock ownership requirements to include a retention feature, which is further described under “Policy regarding management’s stock ownership and retention” on page 24.

RISK OVERSIGHT

The Board is actively engaged in overseeing and reviewing the Company’s strategic direction and objectives, taking into account (among other considerations) the Company’s risk profile and exposures. The Board conducts an annual in-depth review of the business, which includes consideration of certain risk exposures. In addition, the Board receives regular updates on risk exposures.

Although the Board as a whole has responsibility for risk oversight, including CEO succession planning, the Board’s Committees also oversee the Company’s risk profile and exposures relating to matters within the scope of their authority and report to the Board about their deliberations. The Audit Committee considers audit, accounting and compliance risk, and it receives reports from the head of internal audit, the head of corporate tax, the General Counsel, the Chief Compliance Officer and the Chief Information Officer. The Audit Committee annually reviews the Company’s policies with respect to financial risk assessment and financial risk management. The Audit Committee is also responsible for discussing audit, accounting and compliance risk exposures with management, internal audit and Ernst & Young, and for taking steps to monitor and control such exposures, and for evaluating management’s process to assess and manage enterprise risk issues. The Compensation Committee considers the level of risk posed by our compensation programs, including incentive compensation programs. The Governance Committee monitors potential risks to the effectiveness of the Board, notably Director succession and Board composition. The Sustainability and Corporate Responsibility Committee reviews risks to the business and the Company’s brand reputation that may result from trends in sustainability issues, such as community engagement, diversity, employment, the environment, human rights, public affairs, products, safety and sourcing. The Finance Committee monitors the Company’s risk profile through its review of our worldwide insurance program and other material financial matters.

McDonald’s Corporation 2014	51

DIRECTOR COMPENSATION

The Governance Committee recommends to the Board the form and amount of compensation for non-management Directors. Only non-management Directors are paid for their service on the Board. In 2013, this compensation structure was as follows: (i) an annual cash retainer of $100,000; (ii) an annual retainer fee of $25,000 for each Director serving as Chair of the Audit, Compensation or Governance Committees, and an annual retainer fee of $15,000 for each Director serving as Chair of other Board Committees; and (iii) common stock equivalent units with a $140,000 value granted annually to each Director serving for the entire calendar year, under the Directors’ Deferred Compensation Plan. Directors serving for a portion of the year receive prorated grants of common stock equivalent units.

The Company reimburses non-management Directors for expenses incurred in attending Board, Committee, shareholder and other McDonald’s business meetings. On limited occasions, the Company may permit Directors to be joined by their spouses and reimburses the spouses’ travel expenses. The Company also reimburses expenses for Director continuing education.

The following table summarizes the compensation received by each non-management Director in 2013:

Name(a)	Fees earned or paid in cash (1) ($)(b)	Stock awards (2)(3) ($)(c)	All other compensation (4) ($)(g)	Total ($)(h)

Susan E. Arnold	$100,000	$140,000	$10,339	$250,339

Robert A. Eckert	125,000	140,000	10,348	275,348

Enrique Hernandez, Jr.	125,000	140,000	10,348	275,348

Jeanne P. Jackson	115,000	140,000	10,348	265,348

Richard H. Lenny	100,000	140,000	10,348	250,348

Walter E. Massey	115,000	140,000	10,348	265,348

Andrew J. McKenna (5)	125,000	900,000	10,348	1,035,348

Cary D. McMillan	100,000	140,000	10,348	250,348

Sheila A. Penrose	100,000	140,000	10,348	250,348

John W. Rogers, Jr.	100,000	140,000	10,348	250,348

Roger W. Stone	100,000	140,000	10,348	250,348

Miles D. White	100,000	140,000	10,348	250,348

(1)	Non-management Directors may defer all or a portion of their retainer(s) in the form of common stock equivalent units under our Directors’ Deferred Compensation Plan. Such deferrals, as well as the annual grant of common stock equivalent units described in footnote 2 below, are credited to an account that is periodically adjusted to reflect the gains, losses and dividends associated with a notional investment in our common stock. Common stock equivalent units so credited are based on a per-share price equal to the closing price of our common stock on the date of credit. Amounts credited are paid in a single lump-sum cash payment after retirement from the Board or death, or on a date specified by the Director with respect to their deferred retainer(s). If the Director has made a valid prior written election, all or a portion of the credited amount may be paid in equal annual installments over up to 15 years beginning after retirement from the Board.

(2)	Represents the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (FASB ASC Topic 718) of (i) common stock equivalent units granted under the Directors’ Deferred Compensation Plan on December 31, 2013 to each non-management Director who served on the Board during 2013; and (ii) in the case of Director McKenna, a special grant of 8,637 restricted stock units (RSUs) on June 14, 2013, awarded in recognition of his service as non-executive Chairman of the Board, as described in footnote 5 on page 53.

52	McDonald’s Corporation 2014

(3)	Outstanding stock awards held by each non-management Director as of December 31, 2013 are set forth below. Stock awards include common stock equivalent units under the Directors’ Deferred Compensation Plan and, in the case of Director McKenna, both common stock equivalent units and RSUs.

Name	Outstanding stock awards as of December 31, 2013

Susan E. Arnold	10,396

Robert A. Eckert	43,611

Enrique Hernandez, Jr.	62,127

Jeanne P. Jackson	50,820

Richard H. Lenny	22,966

Walter E. Massey	31,235

Andrew J. McKenna	226,096

Cary D. McMillan	30,134

Sheila A. Penrose	16,425

John W. Rogers, Jr.	39,429

Roger W. Stone	101,763

Miles D. White	7,510

Outstanding options held by each non-management Director as of December 31, 2013 are set forth below. The Company has not granted options to non-management Directors since May 20, 2004.

Name	Outstanding stock options as of December 31, 2013

Susan E. Arnold	–

Robert A. Eckert	5,000

Enrique Hernandez, Jr.	–

Jeanne P. Jackson	–

Richard H. Lenny	–

Walter E. Massey	–

Andrew J. McKenna	–

Cary D. McMillan	–

Sheila A. Penrose	–

John W. Rogers, Jr.	5,000

Roger W. Stone	–

Miles D. White	–

(4)	Represents Company matching gifts of charitable contributions to tax-exempt organizations for participating non-management Directors and certain personal items with an aggregate value up to $348 that were received in 2013. The matching gift program matches up to $10,000 of charitable contributions made to certain types of tax-exempt organizations. In 2013, total matching contributions were $120,000.

(5)	The amount reported in the “Stock awards” column represents the sum of (i) the $140,000 credit to Director McKenna’s account under the Directors’ Deferred Compensation Plan on December 31, 2013; and (ii) the aggregate grant date fair value of $760,000 computed in accordance with FASB ASC Topic 718 relating to the special award of 8,637 RSUs described above. These RSUs will be paid out on the later of one year from the date of grant or his retirement date.

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Stock ownership

DIRECTOR STOCK OWNERSHIP GUIDELINES AND SENIOR OFFICER STOCK OWNERSHIP AND RETENTION POLICY

The Company has established stock ownership guidelines for Directors. The Company also imposes stock ownership and retention requirements for senior officers through its Stock Ownership and Retention Policy. The guidelines and the policy are available on the Company’s website at www.governance.mcdonalds.com, and the requirements for senior officers are discussed in the Compensation Discussion and Analysis section, beginning on page 24.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table shows all beneficial owners of more than five percent of the Company’s common stock outstanding as of December 31, 2013:

Name and address of beneficial owner	Amount and nature of beneficial ownership	Percent of class (4)

BlackRock, Inc. (1)	70,128,178	7.0%
40 East 52nd Street
New York, NY 10022

State Street Corporation (2)	49,971,146	5.0%
State Street Financial Center
One Lincoln Street
Boston, MA 02111

The Vanguard Group, Inc. (3)	57,759,626	5.8%
100 Vanguard Blvd.
Malvern, PA 19355

(1)	Reflects shares deemed to be beneficially owned by BlackRock, Inc. (BlackRock), directly or through its subsidiaries, as of December 31, 2013, according to a statement on Schedule 13G/A filed with the SEC on February 10, 2014, which indicates that BlackRock, a parent holding company, has sole voting power with respect to 58,528,445 of the shares and sole dispositive power with respect to all of the shares. The Schedule 13G/A certifies that the securities were acquired in the ordinary course and not with the purpose or with the effect of changing or influencing the control of the Company.

(2)	Reflects shares deemed to be beneficially owned by State Street Corporation (State Street), directly or through its subsidiaries, as of December 31, 2013, according to a statement on Schedule 13G filed with the SEC on February 3, 2014, which indicates that State Street, a parent holding company, has shared voting power and shared dispositive power with respect to all of the shares. The Schedule 13G certifies that the securities were acquired in the ordinary course and not with the purpose or with the effect of changing or influencing the control of the Company.

(3)	Reflects shares deemed to be beneficially owned by The Vanguard Group, Inc. (Vanguard), directly or through its subsidiaries, as of December 31, 2013, according to a statement on Schedule 13G filed with the SEC on February 11, 2014, which indicates that Vanguard, an investment adviser, has sole voting power with respect to 1,628,405 of the shares, sole dispositive power with respect to 56,237,768 of the shares and shared dispositive power with respect to 1,521,858 of the shares. The Schedule 13G certifies that the securities were acquired in the ordinary course and not with the purpose or with the effect of changing or influencing the control of the Company.

(4)	Based on the number of outstanding shares of common stock on December 31, 2013.

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SECURITY OWNERSHIP OF MANAGEMENT

The following table shows the ownership of the common stock and common stock equivalent units for the named individuals and the group as of March 1, 2014. Directors and executive officers as a group owned (directly, indirectly and through benefit plans) less than 1.0% of the Company’s common stock:

Name	Common stock (1)(2)(3)(4)(5)	Stock equivalents (6)	Total

Susan E. Arnold	–	10,396	10,396

Peter J. Bensen	236,755	22,055	258,810

Robert A. Eckert	15,000	43,611	58,611

Timothy J. Fenton	202,298	11,218	213,516

Douglas M. Goare	107,787	5,399	113,186

Enrique Hernandez, Jr.	2,000	62,127	64,127

David L. Hoffmann	60,019	1,105	61,124

Jeanne P. Jackson	1,666	50,820	52,486

Richard H. Lenny	2,288	22,966	25,254

Walter E. Massey	5,750	31,235	36,985

Andrew J. McKenna	49,408	226,096	275,504

Cary D. McMillan	3,919	30,134	34,053

Sheila A. Penrose	3,000	16,425	19,425

John W. Rogers, Jr.	92,600	39,429	132,029

Roger W. Stone	6,800	101,763	108,563

Donald Thompson	532,034	13,787	545,821

Miles D. White	5,000	7,510	12,510

Directors and executive officers as a group (the Group) (24 persons)	2,034,580	790,203	2,824,783

(1)	Beneficial ownership of shares that are owned by members of their immediate families directly or through trusts is disclaimed as follows: Directors McKenna, 640; and Rogers, 100.

(2)	Includes unallocated shares held in the Company’s Profit Sharing and Savings Plan as follows: Director Thompson, 1,976; Mr. Bensen, 25; Mr. Goare, 1,761; Mr. Hoffmann, 629; and the Group, 5,613.

(3)	Includes shares that could be purchased by exercise of stock options on or within 60 days after March 1, 2014 under the Company’s option plans as follows: Directors Eckert, 5,000; Rogers, 5,000; and Thompson, 465,644; Messrs. Bensen, 223,252; Fenton, 164,939; Goare, 85,132; Hoffmann, 52,161; and the Group, 1,588,567.

(4)	Directors and executive officers as a group have sole voting and investment power over shares of common stock listed in the prior table except as follows: (i) shared voting and investment powers for shares held by Directors Eckert, 10,000; Hernandez, 2,000; Jackson, 1,174; Lenny, 2,288; and Thompson, 31,829; Messrs. Bensen, 8,770; Fenton, 27,421; Hoffmann, 676; and the Group, 110,876; (ii) for the benefit of children, shares held by Director Jackson, 492; and the Group, 498; (iii) shares held by spouses, the Group, 425; and (iv) 6,800 shares held by a family foundation as to which Director Stone maintains voting and/or transfer rights.

(5)	For Director Rogers, includes 87,500 shares of common stock held in a margin account.

(6)	Includes common stock equivalent units credited under certain of the Company’s retirement plans and the Directors’ Deferred Compensation Plan, which are payable in cash.

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COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

Our executive officers and Directors and persons who own more than 10% of our common stock (Reporting Persons) must file reports with the SEC about their ownership of and transactions in our common stock and our securities related to our common stock. Reporting Persons must furnish us with copies of these reports. Based on our review of those reports provided to us and inquiries we have made, we believe that during the year ended December 31, 2013, all Reporting Persons timely filed all required reports. In 2014, each of our non-management Directors, Susan E. Arnold, Robert A. Eckert, Enrique Hernandez, Jr., Jeanne P. Jackson, Richard H. Lenny, Walter E. Massey, Andrew J. McKenna, Cary D. McMillan, Sheila A. Penrose, John W. Rogers, Jr., Roger W. Stone and Miles D. White, failed to timely file a Form 4 to report a single transaction as a result of an administrative error by the Company in connection with contributions to the Directors’ Deferred Compensation Plan.

Transactions with related persons, promoters and certain control persons

POLICIES AND PROCEDURES FOR RELATED PERSON TRANSACTIONS

The McDonald’s System has over 35,000 restaurants worldwide, most of which are independently owned and operated. Within this extensive System, it is not unusual for our business to touch many companies in many industries, including suppliers of food and other products and services. The Board of Directors reviews and approves (or ratifies), as appropriate, transactions, relationships or arrangements in which the Company is a participant and that involve Directors, executive officers, beneficial owners of more than 5% of our common stock, their immediate family members, including domestic partners, and companies in which they have a material interest.

The Board has a policy that sets out procedures for the reporting, review and ratification of related person transactions. The policy operates in conjunction with other aspects of the Company’s compliance program, including a requirement that Directors and employees report any circumstances that may create or appear to create a conflict, regardless of the amount involved. Directors and executive officers must also confirm information about related person transactions, and management reviews its books and records and makes other inquiries as appropriate.

Under the policy, the Board evaluates related person transactions for purposes of recommending to the disinterested members of the Board whether or not the transactions are fair, reasonable and within Company policies and should be approved or ratified.

The Board has considered certain types of potential related person transactions and pre-approved them as not presenting material conflicts of interest. Those transactions include (i) compensation paid to Directors and executive officers that has been approved by the Board or the Compensation Committee; (ii) Company contributions to Ronald McDonald House Charities, Inc. and certain other contributions made in limited amounts to other charitable or not-for-profit organizations; and (iii) transactions in which the related person’s interest arises solely from ownership of the Company’s common stock and all holders of the common stock receive the same benefit on a pro rata basis. The Board considered the appropriateness of any related person transaction not within the pre-approved classes in light of all relevant factors, including:

—	the terms of the transaction and whether they are arm’s-length and in the ordinary course of McDonald’s business;

—	the direct or indirect nature of the related person’s interest in the transaction;

—	the size and expected duration of the transaction; and

—	other facts and circumstances that bear on the materiality of the related person transaction under applicable law and listing standards.

Related person transactions involving Directors are also subject to approval or ratification by the disinterested Directors when so required under Delaware law.

56	McDonald’s Corporation 2014

RELATED PERSON TRANSACTIONS

In 2013, Inter-Con Security Systems, Inc. provided physical security services for the Company’s home office campus. Director Hernandez is the President and Chief Executive Officer, as well as a 51.44% shareholder of Inter-Con. Payments by the Company to Inter-Con for 2013 for such services totaled approximately $1.3 million. The Company believes that these services, which represent less than 1% of the revenues of Inter-Con, were made on terms at least as favorable as would have been available from other parties. The disinterested Directors ratified this transaction for 2013 and approved the continuation of this arrangement under similar terms for 2014.

During 2013, Mr. Stephen Stratton, the brother of Mr. Jeffrey Stratton, President, McDonald’s USA, owned and operated four U.S. McDonald’s restaurants. During 2013, Mr. Stephen Stratton paid rent and service fees under the terms of standard franchise agreements with McDonald’s USA, LLC, a subsidiary of the Company, for the restaurants. These payments totaled $1,390,253 in 2013, and were net of refunds that are associated with participation in various initiatives and promotions, which are generally available to all U.S. owner-operators.

Mr. Jeffrey Stratton’s son-in-law, Mr. Jeff Ringel, is employed as a Vice President, Graphic Services of the Perseco business unit of HAVI Global Solutions (HGS). Mr. Brian Stratton, Mr. Jeffrey Stratton’s son, is Director of Supply Chain for HAVI-ISIS Logistics, also a business unit of HGS. HGS and its business units have been significant suppliers of products and services to the McDonald’s System. Messrs. Ringel and Stratton are employed by HGS on an at-will basis, and their compensation is determined at the discretion of HGS. In 2013, the Company and its subsidiaries made aggregate payments to HGS of approximately $790 million.

Mr. Jeffrey Stratton’s son-in-law, Mr. Brian Beattie, is employed as a Director of Business Development at OSI Group, LLC (OSI). OSI and its business units have been significant suppliers of products to the McDonald’s System. Mr. Beattie is employed by OSI on an at-will basis, and his compensation is determined at the discretion of OSI. In 2013, the Company and its subsidiaries made aggregate payments to OSI of approximately $560 million.

Communications

COMMUNICATIONS WITH THE BOARD OF DIRECTORS AND NON-MANAGEMENT DIRECTORS

Interested persons wishing to communicate directly with the Board or the non-management Directors, individually or as a group, may do so by sending written communications addressed to them at McDonald’s Corporation, P.O. Box 4953, Oak Brook, IL 60522-4953 or by e-mail at bod@us.mcd.com. Under the Board’s policy for communications addressed to the Board, the Office of the Corporate Secretary collects mail from the Directors’ post office box and e-mail box, forwards correspondence directed to an individual Director to that Director, and screens correspondence directed to multiple Directors or the full Board in order to forward it to the most appropriate person. Communications to the Board, the non-management Directors or to any individual Director that relate to the Company’s accounting, internal accounting controls or auditing matters are referred to the Chairman of the Audit Committee.

CONSIDERATION OF DIRECTOR NOMINATIONS FOR THE 2015 ANNUAL SHAREHOLDERS’ MEETING

■	Director candidates nominated by the Board

Shareholders can suggest Director candidates for consideration for nomination by the Board by writing to the Governance Committee, c/o Office of the Corporate Secretary, McDonald’s Corporation, Department 010, One McDonald’s Plaza, Oak Brook, IL 60523-1928 or by e-mail to corporatesecretary@us.mcd.com. Shareholders should provide the candidate’s name, biographical data, qualifications and the candidate’s written consent to being named as a nominee in the Company’s Proxy Statement and to serve as a Director, if elected.

■	Director candidates nominated by a shareholder

For Director nominations to be properly brought before the 2015 Annual Shareholders’ Meeting by a shareholder, timely notice in writing must be given by the shareholder to the Office of the Corporate Secretary. With respect to the 2015 Annual Shareholders’ Meeting, notice will be timely if it is sent to the Office of the Corporate Secretary, McDonald’s Corporation, Department 010, One McDonald’s Plaza, Oak Brook, IL 60523-1928 or by e-mail to

McDonald’s Corporation 2014	57

corporatesecretary@us.mcd.com, and delivered on or after 5:00 p.m. Central Time on January 22, 2015 and on or before 5:00 p.m. Central Time on February 21, 2015. A shareholder presenting a nominee for Director must satisfy certain other requirements set forth in the Company’s Amended and Restated By-Laws, which are available on the Company’s website at www.governance.mcdonalds.com and summarized in the next section.

■	Qualifications for Directors

Article II, Section 6 of the Company’s Amended and Restated By-Laws provide that, in order to be eligible for election as a Director, a candidate must deliver to the Corporate Secretary statements indicating whether the candidate: (i) will, if elected or re-elected as a Director, deliver following such person’s election or re-election a resignation effective upon (a) failure to receive the required vote for re-election at the next annual meeting at which such person faces re-election and (b) Board acceptance of such resignation; (ii) is a party to any voting commitment that could limit the nominee’s ability to carry out his/her fiduciary duties; (iii) intends to refrain from entering into certain voting commitments; (iv) is a party to any arrangements for compensation, reimbursement or indemnification in connection with service as a Director, or intends to enter into any such arrangement; and (v) intends to comply with the Company’s publicly disclosed policies and guidelines. The foregoing is a summary of the requirements of Article II, Section 6 of the Company’s Amended and Restated By-Laws and is qualified in its entirety by reference to the actual provisions of Article II, Section 6.

In addition, a Director candidate nominated by a shareholder for election at the 2015 Annual Shareholders’ Meeting will not be eligible for election unless the shareholder proposing the nominee has provided timely notice of the nomination in accordance with the deadlines specified under the section entitled “Director candidates nominated by a shareholder” and has otherwise complied with the other applicable requirements set forth in the Amended and Restated By-Laws. Shareholders should also consider the Company’s Director selection process which is described on page 47.

SHAREHOLDER PROPOSALS FOR INCLUSION IN NEXT YEAR’S PROXY STATEMENT

To be considered for inclusion in the Company’s Proxy Statement for the 2015 Annual Shareholders’ Meeting, shareholder proposals must be received by the Office of the Corporate Secretary no later than 5:00 p.m. Central Time on December 12, 2014. These proposals must be sent to the Office of the Corporate Secretary, McDonald’s Corporation, Department 010, One McDonald’s Plaza, Oak Brook, IL 60523-1928 or by e-mail to corporatesecretary@us.mcd.com. This notice requirement is in addition to the SEC’s requirements that a shareholder must meet in order to have a shareholder proposal included in the Company’s Proxy Statement.

OTHER SHAREHOLDER PROPOSALS FOR PRESENTATION AT THE 2015 ANNUAL SHAREHOLDERS’ MEETING

For any proposal not properly submitted for inclusion in the Proxy Statement for the 2015 Annual Shareholders’ Meeting under SEC rules and that is sought to be presented directly from the floor of the 2015 Annual Shareholders’ Meeting, the Company’s Amended and Restated By-Laws require that timely notice must be given in writing to the Office of the Corporate Secretary. To be timely, the notice must be delivered to the Office of the Corporate Secretary, McDonald’s Corporation, Department 010, One McDonald’s Plaza, Oak Brook, IL 60523-1928 or by e-mail to corporatesecretary@us.mcd.com on or after 5:00 p.m. Central Time on January 22, 2015 and on or before 5:00 p.m. Central Time on February 21, 2015. The Amended and Restated By-Laws also provide that the proposal, as determined by the Chairman of the meeting, must be a proper subject for shareholder action under Delaware law, and the proposal must satisfy certain other requirements set forth in the Company’s Amended and Restated By-Laws.

58	McDonald’s Corporation 2014

Solicitation of proxies and voting

NOTICE AND ACCESS

We follow the SEC’s “Notice and Access” rule. Most shareholders will receive a notice of Internet availability of proxy materials (Notice) in lieu of a paper copy of the Proxy Statement and the Company’s Annual Report. The Notice provides instructions on how shareholders can access the proxy materials online, describes matters to be considered at the Annual Shareholders’ Meeting and gives instructions on how shares can be voted. Shareholders receiving the Notice can request a paper copy of the proxy materials by following the instructions set forth in the Notice.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

THE PROXY STATEMENT AND OUR 2013 ANNUAL REPORT TO SHAREHOLDERS ARE AVAILABLE AT:

WWW.INVESTOR.MCDONALDS.COM

RECORD DATE

Shareholders owning McDonald’s common stock at the close of business on March 24, 2014 (the record date), may vote at the 2014 Annual Shareholders’ Meeting. On that date, 988,960,626 shares of common stock were outstanding and there were approximately 1,870,000 shareholders of McDonald’s common stock. Each share is entitled to one vote on each matter to be voted upon at the Annual Shareholders’ Meeting.

VOTING PRIOR TO THE ANNUAL SHAREHOLDERS’ MEETING

Most shareholders have a choice of voting prior to the meeting by proxy over the Internet, by telephone or by using a traditional proxy card. Refer to the Notice or your proxy or voting instruction card to see which options are available to you and how to use them.

The Internet and telephone voting procedures are designed to authenticate shareholders’ identities and to confirm that their instructions have been properly recorded.

VOTING AT THE ANNUAL SHAREHOLDERS’ MEETING

Ballots will be available for shareholders to vote at the meeting. Shareholders who listen to the webcast will not be able to vote their shares unless they vote by proxy prior to the meeting.

QUORUM

A quorum will be present if the holders of a majority of the shares of common stock entitled to vote are present in person or represented by proxy at the Annual Shareholders’ Meeting. Our independent inspector of election, Broadridge Financial Solutions, Inc. (Broadridge), will determine whether or not a quorum is present.

VOTING TABULATION

All votes cast at the Annual Shareholders’ Meeting will be tabulated by Broadridge.

Directors will be elected by majority vote, which means that a nominee is elected only if the votes cast “for” his/her election exceed the votes cast “against” his/her election (with abstentions and broker non-votes having no effect on the outcome of the election).

With respect to the advisory vote to approve executive compensation, the advisory vote to approve the appointment of Ernst & Young LLP as independent auditor for 2014, the vote to approve the performance goals for awards under the McDonald’s Corporation 2009 Cash Incentive Plan and the advisory vote on the shareholder proposal, shareholders may (i) vote in favor; (ii) vote against; or (iii) abstain from voting.

Under our Amended and Restated By-Laws, to be approved, the advisory proposals to approve executive compensation and the appointment of the independent auditor for 2014, and the proposal to approve the performance goals for awards under the McDonald’s Corporation 2009 Cash Incentive Plan and the advisory vote on the shareholder proposal must receive the affirmative vote of a majority of the voting power of the shares represented at the Annual Shareholders’ Meeting and entitled to vote thereon.

Broadridge will treat abstentions on any one or more of the proposals submitted for shareholder action as shares present for purposes of determining a quorum, but an abstention on any proposal (other than director elections) will have the effect of a vote against approval of that proposal.

McDonald’s Corporation 2014	59

REGISTERED SHAREHOLDERS

All valid proxies properly executed and received by the Company prior to the Annual Shareholders’ Meeting will be voted as directed by shareholders.

Registered shareholders who submit an executed proxy, but do not specify how they want their shares voted, will have their shares voted as follows: FOR the election of the Board’s nominees for Director as set forth under “Election of Directors,” FOR the approval of executive compensation, FOR the performance goals for awards under the McDonald’s Corporation 2009 Cash Incentive Plan, FOR the approval of the appointment of Ernst & Young LLP as independent auditor for 2014, and AGAINST the shareholder proposal.

Registered shareholders may revoke their proxy and change their vote at any time before the Annual Shareholders’ Meeting by submitting written notice to the Corporate Secretary, by submitting a later dated and properly executed proxy (by Internet, telephone or mail) or by voting in person at the Annual Shareholders’ Meeting.

BENEFICIAL HOLDERS

Shareholders who hold their shares through an intermediary, such as a bank or broker, are deemed to be beneficial holders and will receive a voting instruction form from their intermediary. Each intermediary is subject to certain NYSE rules regarding voting and votes according to its own procedures.

Under NYSE rules, the proposal to approve the appointment of independent auditors is considered a “discretionary” item. This means that brokerage firms may vote in their discretion on behalf of clients who have not furnished voting instructions at least 15 days before the date of the Annual Shareholders’ Meeting. In contrast, all of the other proposals set forth in this Proxy Statement are “non-discretionary” items. Brokerage firms that have not received voting instructions from their clients on these matters may not vote on these proposals. These so-called “broker non-votes” will not be considered in determining the number of votes necessary for approval and, therefore, will have no effect on the outcome of the votes for these proposals. Broker non-votes with respect to any proposal will be treated as shares present for purposes of determining a quorum at the Annual Shareholders’ Meeting.

PROXY SOLICITATION

The Company will provide the Notice, electronic delivery of the proxy materials or mail the 2014 Proxy Statement, the 2013 Annual Report and a proxy card to shareholders beginning on or about April 11, 2014, in connection with the solicitation of proxies by the Board of Directors to be used at the 2014 Annual Shareholders’ Meeting. The cost of soliciting proxies will be paid by the Company. The Company has retained Georgeson Inc. to aid in the solicitation at a fee of approximately $26,000 plus reasonable out-of-pocket expenses. Proxies also may be solicited by employees and Directors of the Company by mail, telephone, facsimile, e-mail or in person.

CONFIDENTIAL VOTING

It is the Company’s policy to protect the confidentiality of shareholder votes. Throughout the voting process, your vote will not be disclosed to the Company, its Directors, officers or employees, except to meet legal requirements or to assert or defend claims for or against the Company or except in those limited circumstances where (i) a proxy solicitation is contested; or (ii) you authorize disclosure. The inspector of election has been and will remain independent of the Company. Nothing in this policy prohibits you from disclosing the nature of your vote to the Company, its Directors, officers or employees, or impairs voluntary communication between you and the Company; nor does this policy prevent the Company from ascertaining which shareholders have voted or from making efforts to encourage shareholders to vote.

60	McDonald’s Corporation 2014

Additional information

EXECUTIVE OFFICERS

The following list sets forth the names of our current executive officers, their ages and their positions as of April 11, 2014.

Jose Armario    Age: 54. Corporate Executive Vice President – Global Supply Chain, Development and Franchising

Peter J. Bensen    Age: 51. Corporate Executive Vice President and Chief Financial Officer

Stephen J. Easterbrook    Age: 46. Corporate Executive Vice President and Global Chief Brand Officer

Timothy J. Fenton    Age: 56. Chief Operating Officer

Richard Floersch    Age: 56. Corporate Executive Vice President and Chief Human Resources Officer

Douglas M. Goare    Age: 61. President, McDonald’s Europe

David L. Hoffmann    Age: 46. President, McDonald’s Asia/Pacific, Middle East and Africa

Kenneth M. Koziol    Age: 55. Corporate Executive Vice President – Chief Restaurant Officer

Kevin M. Ozan    Age: 50. Corporate Senior Vice President – Controller

Gloria Santona    Age: 63. Corporate Executive Vice President, General Counsel and Secretary

Jeffrey P. Stratton    Age: 58. President, McDonald’s USA

Donald Thompson    Age: 51. President and Chief Executive Officer

McDONALD’S CORPORATION ANNUAL REPORT ON FORM 10-K, OTHER REPORTS AND POLICIES

Shareholders may access financial and other information on the investor section of the Company’s website at www.investor.mcdonalds.com. Also available, free of charge, are copies of the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to section 13(a) or 15(d) of the Securities Exchange Act of 1934 as soon as reasonably practicable after filing such material electronically or otherwise furnishing it to the SEC. Also posted on McDonald’s website are the Company’s Corporate Governance Principles; the charters of the Board’s Committees; the Standards on Director Independence; the Standards of Business Conduct, which apply to all officers and employees; the Code of Conduct for the Board of Directors; the Policy for Pre-Approval of Audit and Permitted Non-Audit Services, the Political Contribution Policy and the Company’s Restated Certificate of Incorporation and Amended and Restated By-Laws. Copies of these documents and other information is also available free of charge by calling 1-800-228-9623 or by sending a request to McDonald’s Corporation, Shareholder Services, Department 720, One McDonald’s Plaza, Oak Brook, IL 60523.

HOUSEHOLDING OF ANNUAL SHAREHOLDERS’ MEETING MATERIALS

Shareholders who share the same last name and address will receive one package containing a separate Notice for each individual shareholder at that address. Shareholders who have elected to receive paper copies and who share the same last name and address will receive only one set of the Company’s Annual Report and Proxy Statement, unless they have notified us that they wish to continue receiving multiple copies. This method of delivery, known as “householding,” will help ensure that shareholder households do not receive multiple copies of the same document, helping to reduce our printing and postage costs, as well as saving natural resources.

If you are a MCDirect Shares participant, hold McDonald’s stock certificates or have book-entry shares at Computershare, you can opt out of the householding practice by calling 1-800-621-7825 (toll-free) from the U.S. and Canada, or 1-312-360-5129 from other countries, or by writing to McDonald’s Shareholder Services, c/o Computershare Trust Company, N.A., P.O. Box 43078, Providence, RI 02940-3078. If you would like to opt out of this practice and your shares are held in street name, please contact your bank or broker.

If you are receiving multiple copies of proxy materials at your household and would prefer to receive a single copy of these materials, please contact Computershare at the above numbers or address. If your shares are held in street name, please contact your bank or broker.

McDonald’s Corporation 2014	61

Information about registering for and attending the Annual Shareholders’ Meeting

Date:  Thursday, May 22, 2014

Time:  8:00 a.m. Central Time

Place:  McDonald’s Office Campus, The Lodge, Prairie Ballroom, 2815 Jorie Blvd., Oak Brook, Illinois 60523

Directions:  Available at www.investor.mcdonalds.com

Parking:  Limited parking is available on Campus.

Webcast:  To listen to the live webcast of the Annual

Shareholders’ Meeting, go to www.investor.mcdonalds.com

on May 22 just prior to 8:00 a.m. Central Time, select the

“Webcasts and Podcasts” icon and click on the appropriate

link. The Annual Shareholders’ Meeting webcast will be

available for a limited time after the meeting.

PRE-REGISTRATION AND ADMISSION POLICY

As seating in the Prairie Ballroom is very limited, we encourage shareholders to listen to the meeting via the live webcast.

Only shareholders and duly appointed proxyholders may attend the meeting in person. To request to attend the meeting, please send the pre-registration form to McDonald’s Shareholder Services by U.S. mail or e-mail as described below.

>	If you are a registered shareholder (i.e., you hold your shares through McDonald’s transfer agent, Computershare), you may reserve your ticket by sending the completed form below, as well as proof of share ownership, such as a copy of your meeting notice or your proxy card, by U.S. mail or by scanning and attaching the documents to an e-mail.

>	If you hold your shares through an intermediary, such as a bank or broker, you must send the completed form below, as well as proof of share ownership, such as a copy of your meeting notice, your voting instruction form or your brokerage statement reflecting your McDonald’s holdings and your name, by U.S. mail or by scanning and attaching the documents to an e-mail. Please note that requesting a legal proxy from your intermediary does not constitute pre-registering with McDonald’s. If you wish to attend the meeting, you must pre-register directly with McDonald’s.

>	If you are a duly appointed proxy for a shareholder, you must send the completed form below, as well as proof of your proxy power and proof of share ownership for the shareholder for whom you are a proxy, by U.S. mail or by scanning and attaching the documents to an e-mail.

Requests for tickets must be sent by e-mail to shareholder.services@us.mcd.com or by U.S. mail to McDonald’s Corporation, Shareholder Services, Department 720, One McDonald’s Plaza, Oak Brook, IL 60523. Requests for tickets must be received no later than 5:00 p.m. Central Time on May 9, 2014.

Shareholders and proxyholders must pre-register for the meeting and pre-registration requests will be filled on a first-come, first served basis. If space is available, you will receive a confirmation letter by U.S. mail. You must show a government-issued photo identification, as well as the confirmation letter, at the meeting registration desk. Overflow rooms will not be available to view the meeting. In order to accommodate as many shareholders as possible, we will not be able to allow non-shareholder guests to attend the meeting in person.

If space is not available when your pre-registration materials are received, you will be notified that space is no longer available for the meeting. Due to space constraints and other considerations, only those shareholders and proxyholders with confirmation letters to attend the meeting will be allowed on the Company’s campus.

Shareholders holding shares in a joint account may request tickets to the meeting if they provide proof of joint ownership and both shareholders follow the admission requirements described above.

Please contact McDonald’s Shareholder Services at 630-623-7428 in advance if you need special assistance for the day of the meeting.

The registration desk will open at 7:00 a.m. Central Time on May 22, 2014.

Pre-registration form for 2014 Annual Shareholders’ Meeting of McDonald’s Corporation

I am a shareholder (or duly appointed proxy for a shareholder) of McDonald’s Corporation and I request to attend the Annual Shareholders’ Meeting to be held on May 22, 2014.

NAME (please print)	PHONE NUMBER

ADDRESS	CITY	STATE	ZIP

•	Space is limited and pre-registration requests are accommodated on a first-come, first-served basis.
•	All shareholders and proxyholders must provide proof of share ownership.
•	To avoid delay in the receipt of your confirmation letter, please do not return this form with your proxy card or mail it in the business envelope that you may have received with your proxy materials.

This form along with proof of ownership must be returned by e-mail to shareholder.services@us.mcd.com or by mail to McDonald’s Corporation, Shareholder Services, Department 720, One McDonald’s Plaza, Oak Brook, IL 60523 no later than 5:00 p.m. Central Time on May 9, 2014.

Please contact McDonald’s Shareholder Services at 630-623-7428 in advance if you need special assistance for the day of the meeting or with other questions.

62	McDonald’s Corporation 2014

HOME OFFICE

McDonald’s Corporation

One McDonald’s Plaza

Oak Brook, IL 60523

630-623-3000

www.aboutmcdonalds.com

All trademarks used herein

are the property of their respective

owners.

© 2014 McDonald’s

MCD14-4827

McDonald’s Corporation 2014	63

EXHIBIT A

McDONALD’S CORPORATION

2009 CASH INCENTIVE PLAN

THE PLAN

McDonald’s Corporation, a Delaware corporation (the “Company”), established the McDonald’s Corporation 2009 Cash Incentive Plan (the “Plan”) effective as of May 27, 2009. This Plan is subject to approval by the Company’s stockholders at the May 27, 2009 Annual Meeting.

1.	Purpose

The purpose of this Plan is to advance the interest of the Company by providing a means to pay performance-based short-term and long-term incentive cash compensation designed to qualify for the Section 162(m) Exemption (as defined below) to those employees upon whose judgment and efforts the Company is largely dependent for the successful conduct of its operations. It is anticipated that the opportunity to earn such cash compensation will stimulate the efforts of such employees on behalf of the Company, strengthen their desire to continue in the service of the Company, and will prove attractive to promising new employees and will assist the Company in attracting such employees. It is intended that compensatory awards to employees based on equity securities of the Company will be granted under the Company’s 2001 Omnibus Stock Ownership Plan and any successors thereto, rather than under this Plan.

2.	Definitions

As used in this Plan and in connection with any Award, the terms set forth below shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

(a)       “Affiliate Service” means a Participant’s Company Service plus the Participant’s aggregate number of years of employment with any Subsidiary during the period before it became a Subsidiary, unless the Committee determines otherwise in connection with an entity’s becoming a Subsidiary.

(b)       “Award” means the opportunity to earn cash compensation under this Plan, subject to the achievement of one or more Performance Goals and such other terms and conditions as the Committee may impose.

(c)       “Board” means the Board of Directors of the Company.

(d)       “Cause” means a Participant’s commission of any act or acts involving dishonesty, fraud, illegality or moral turpitude.

(e)       “Change in Control” means the happening of any of the following events:

(i)       the acquisition by any Person of “beneficial ownership” (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of 20% or more of either (A) the then-outstanding shares of Stock (“Outstanding Company Common Stock”) or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this Section 2(e)(i), the following acquisitions shall not constitute a Change in Control: (1) any acquisition directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company or (4) any acquisition by any entity pursuant to a transaction that complies with Sections 2(e)(iii)(A), (B) and (C); or

(ii)      individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii)     consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company and/or any entity controlled by the Company, or a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity by the Company or any entity controlled by the Company (each, a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(iv)     approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

(f)       “Code” means the Internal Revenue Code of 1986, as amended, and regulations and rulings thereunder. References to a particular section of, or rule under, the Code shall include references to successor provisions.

(g)       “Committee” has the meaning specified in Section 3(a).

(h)       “Company” has the meaning specified in the first paragraph.

(i)       “Company Service” means the Participant’s aggregate number of years of employment with the Company and its Subsidiaries during periods when those entities were Subsidiaries.

(j)       “Disability” means a “disability” within the meaning of the Company’s Profit Sharing and Savings Plan, as amended from time to time.

(k)       “Disaffiliation” of a Subsidiary means the Subsidiary’s ceasing to be a Subsidiary for any reason (including, without limitation, as a result of a public offering, or a spinoff or sale by the Company, of the stock of the Subsidiary).

(l)       “Effective Date” means May 27, 2009.

(m)       “Job Loss” means a Termination of Employment resulting from a corporate restructuring or reorganization, job restructuring, reduction in force, outsourcing or replacement of jobs by technology.

(n)       “Participant” means any employee of the Company or its Subsidiaries who has been granted an Award.

(o)       “Performance Goal” means any of the following measures as applied to the Company as a whole or to any Subsidiary, division or other unit of the Company: revenue; operating income; net income; basic or diluted earnings per share; return on revenue; return on assets; return on equity; return on total capital; or total shareholder return.

(p)       The “Performance Period” for an Award means the period of time for the measurement of the extent to which the applicable Performance Goals are attained.

(q)       “Plan” means this McDonald’s Corporation 2009 Cash Incentive Plan.

(r)       “Retirement” means a Termination of Employment any time after attaining either (i) age 60 with at least 20 years of Affiliate Service, or (ii) combined age and years of Affiliate Service equal to or greater than 70, other than a Termination of Employment for Cause.

(s)       “Section 162(m) Exemption” means the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code.

(t)       “Special Circumstances” for a Termination of Employment of a Participant means (i) Job Loss or (ii) the Participant becomes an owner-operator of a McDonald’s restaurant in connection with the Termination of Employment.

(u)       “Subsidiary” means any entity in which the Company directly or through intervening subsidiaries owns 25% or more of the total combined voting power or value of all classes of stock, or, in the case of an unincorporated entity, a 25% or more interest in the capital and profits.

(v)       “Termination of Employment” of a Participant means the termination of the Participant’s employment with the Company and the Subsidiaries. A Participant employed by a Subsidiary also shall be deemed to incur a Termination of Employment if there occurs a Disaffiliation of that Subsidiary, unless either (i) the Participant is, immediately after the Disaffiliation, an employee of the Company or one of the remaining Subsidiaries, or (ii) in connection with the Disaffiliation, the Awards held by the Participant are assumed, or replaced with new awards, by the former Subsidiary or an entity that controls the former Subsidiary following the Disaffiliation.

3.	Administration

(a)       This Plan shall be administered by a committee appointed by the Board (the “Committee”). All members of the Committee shall be “outside directors” (as defined or interpreted for purposes of the Section 162(m) Exemption). The Committee shall have full and final authority, in its discretion, but subject to the express provisions of this Plan, to establish the terms and conditions of Awards, to determine the extent to which cash payments are actually earned pursuant to Awards and the amounts to be paid, and to interpret this Plan and to make all determinations necessary or advisable for the administration of this Plan. The Committee may delegate any or all of its administrative duties and responsibilities under this Plan to any individual or group of individuals it deems appropriate, but no such delegation shall be made to the extent it would cause an Award not to qualify for the Section 162(m) Exemption.

(b)       The determination of the Committee on all matters relating to this Plan and all Awards shall be made in its sole discretion, and shall be conclusive and final. No member of the Committee shall be liable for any action or determination made in good faith with respect to this Plan or any Award.

4.	Eligibility; Maximum Awards

Awards may be granted to any employee of the Company or any of its domestic Subsidiaries, and to any employee, officer or director of any of the Company’s foreign

Subsidiaries. The maximum amount of cash that may be payable with respect to any one Award shall be $8 million times the number of years and fractions thereof in the applicable Performance Period. The maximum number of Performance Periods that end in any single calendar year for which any one Participant shall be eligible to earn Awards shall be three.

5.	Establishment of Awards

(a)       Basic Terms of Awards. In connection with the grant of each Award, the Committee shall, within the time period required to qualify for the Section 162(m) Exemption, (i) determine the Performance Goal(s) and Performance Period applicable to such Award, (ii) establish the formula for determining the amounts payable based upon achievement of the applicable Performance Goal, (iii) determine the consequences for the Award of the Participant’s Termination of Employment for various reasons or the Participant’s demotion or promotion during the Performance Period, (iv) specify the consequences for the Award of the occurrence of a Change in Control during the Performance Period and (v) establish such other terms and conditions for the Award as it may deem appropriate.

(b)       Performance Goals may take the form of absolute goals or goals relative to the performance of one or more other companies comparable to the Company or of an index covering multiple companies. In establishing Performance Goals, the Committee may specify that there shall be excluded the effect of restructuring charges, discontinued operations, extraordinary items, cumulative effects of accounting changes, and other unusual or nonrecurring items, and asset impairment and the effect of foreign currency fluctuations, in each case as those terms are defined under generally accepted accounting principles and provided in each case that such excluded items are objectively determinable by reference to the Company’s financial statements, notes to the Company’s financial statements and/or management’s discussion and analysis in the Company’s financial statements.

(c)       A cash payment may be made to a Participant pursuant to an Award only upon the achievement of the applicable Performance Goal(s), except that the Committee may provide, either in connection with the grant thereof or by amendment thereafter, that achievement of such Performance Goals will be waived in whole or in part upon the death or Disability of the Participant, in the event of a Change in Control, or such other event as the Committee may deem appropriate. Notwithstanding the foregoing, however, the Committee may not exercise any discretionary authority it may otherwise have under this Plan with respect to an Award, in any manner to waive the achievement of the applicable Performance Goals or to increase the amount payable pursuant thereto or the value thereof, or otherwise in a manner that would cause the Award to cease to qualify for the Section 162(m) Exemption. Any payment made to a Participant pursuant to an Award shall be made no later than March 15 of the calendar year following the last day of the applicable Performance Period.

6.	Change in Control

Unless otherwise determined by the Committee in connection with the grant of an Award and except as provided in the following sentence, upon a Change in Control during the Performance Period for any Award, the Participant shall be entitled to receive, promptly following the Change in Control (and in any event within 30 days thereafter), a payment with respect thereto equal to (i) the amount that would be payable with respect to such Award, if the applicable Performance Goals for the Performance Period were achieved at the level achieved during the portion of the Performance Period that precedes the Change in Control times (ii) a fraction, the numerator of which is the number of days in the portion of the Performance Period that precedes the Change in Control and the denominator of which is the total number of days in the Performance Period; provided, that the Participant shall forfeit his or her right to receive such payment if he or she experiences a Termination of Employment for Cause before the payment is made. The Committee shall provide in connection with the grant of Awards that the timing of any payments to which a Participant becomes entitled in connection with a Change in Control shall comply with Section 409A of the Code. The amount paid with respect to any Award under this Section 6 shall offset the amount (if any) that becomes payable with respect thereto following completion of the Performance Period of the Award.

7.	Non-Transferability

Awards granted hereunder shall not be assignable or transferable other than by will or the laws of descent and distribution.

8.	Withholding Taxes

The Company may withhold or cause to be withheld from any or all cash payments made under this Plan such amounts as are necessary to satisfy all U.S. federal, state and local withholding tax requirements related thereto.

9.	Funding

Benefits payable under this Plan to any person shall be paid directly by the Company. The Company shall not be required to fund, or otherwise segregate assets to be used for payment of, benefits under this Plan.

10.	No Employment Rights

Neither the establishment of this Plan, nor the granting of any Award, shall be construed to (a) give any Participant the right to remain employed by the Company or any of its Subsidiaries or to any benefits not specifically provided by this Plan or (b) in any manner modify the right of the Company or any of its Subsidiaries to modify, amend, or terminate any of its employee benefit plans.

11.	Nature of Payments

Any and all grants of Awards and payments of cash hereunder shall constitute special incentive payments to the Participant, other than payments pursuant to Awards with Performance Periods of one year or less, and shall not be taken into account in computing the amount of salary or compensation of the Participant for the purposes of determining any pension, retirement, death or other benefits under (a) any qualified, non-qualified or supplemental pension, retirement or profit-sharing plan of the Company or any of its Subsidiaries, (b) any bonus, life insurance or other employee benefit plan of the Company or any of its Subsidiaries, or (c) any agreement between the Company or any Subsidiary, on the one hand, and the Participant, on the other hand, except as such plan or agreement shall otherwise expressly provide. Without limiting the generality of the foregoing, payments of cash hereunder may be deferred under any such plan if and to the extent such plan so provides.

12.	Non-Uniform Determinations

The Committee’s determinations under this Plan need not be uniform, and may be made by the Committee selectively among individuals who receive, or are eligible to receive, Awards (whether or not such individuals are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations, to enter into non-uniform and selective Award Agreements as to (a) the identity of the Participants, (b) the terms and provisions of Awards, and (c) the treatment of Terminations of Employment.

13.	Amendment and Termination of this Plan and Awards

The Board may from time to time in its discretion amend or modify this Plan or Awards or terminate the Plan without the approval of the stockholders of the Company; provided that except as provided in the next sentence, no such amendment or termination shall adversely affect any previously-granted Award without the consent of the Participant. Notwithstanding the foregoing, the Board may from time to time amend this Plan or Awards, and the Committee may from time to time amend Awards, without the consent of affected Participants, (i) to comply with applicable law, stock exchange rules or accounting rules, and (ii) to make changes that do not materially decrease the value of such Awards. In no event may any Award be amended in any manner that would cause it to cease to qualify for the Section 162(m) Exemption. The material terms of the performance goals under the Plan (as defined or interpreted for purposes of the Section 162(m) Exemption) shall be submitted to the Company’s shareholders for reapproval as required, and at such times as are required, for Awards to qualify for the Section 162(m) Exemption.

14.	Controlling Law

The law of the State of Illinois, except its law with respect to choice of law, shall be controlling in all matters relating to this Plan.

Read the Proxy Statement and have your proxy card in hand. Please note that telephone and Internet voting will turn off at 11:59 p.m. ET the night before the meeting or cutoff date.

To vote by Internet

1) Go to www.proxyvote.com or scan the QR code above with your smartphone.
To vote by Telephone 1) Call 1-800-690-6903.
To vote by Mail 1) Check the appropriate boxes on the proxy card below. 2) Sign and date the proxy card. 3) Return the proxy card in the envelope provided.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company for mailing proxy materials, you can consent to receive all future proxy statements, proxy cards and annual reports electronically via email. To sign up for electronic delivery, please follow the instructions above to VOTE BY INTERNET and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M68057-P49783-Z62636	KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

McDONALD’S CORPORATION

A	Proposals
This proxy is solicited on behalf of the Board of Directors of McDonald’s Corporation. If this signed card contains no specific voting instructions, the shares will be voted with the Board’s recommendations, except for Profit Sharing Plan participants (see reverse side).
The Board of Directors recommends a vote FOR the nominees identified on this proxy.
1.	Election of Directors: (each for a one-year term expiring in 2015)	For	Against	Abstain	The Board of Directors recommends a vote FOR proposals 2, 3 and 4.		For	Against	Abstain

	1a. Susan E. Arnold	☐	☐	☐	2. Advisory vote to approve executive compensation.		☐	☐	☐

	1b. Richard H. Lenny	☐	☐	☐	3. Approval of performance goals for awards under the McDonald’s Corporation 2009 Cash Incentive Plan.		☐	☐	☐

	1c. Walter E. Massey	☐	☐	☐	4. Advisory vote to approve the appointment of Ernst & Young LLP as independent auditor for 2014.		☐	☐	☐

	1d. Cary D. McMillan	☐	☐	☐	The Board of Directors recommends a vote AGAINST proposal 5.		☐	☐	☐

	1e. Sheila A. Penrose	☐	☐	☐	5. Advisory vote requesting the ability for shareholders to act by written consent, if presented.		☐	☐	☐

	1f. John W. Rogers, Jr.	☐	☐	☐

	1g. Roger W. Stone	☐	☐	☐

	1h. Miles D. White	☐	☐	☐

If you have comments, please check this box and write them on the back where indicated.				☐
B	Authorized Signatures — This section MUST be completed for your vote to be counted. — Sign and Date Below

I (we) hereby revoke any proxy previously given, and appoint Donald Thompson, Gloria Santona and Peter J. Bensen, and each of them, as proxies with full power of substitution to vote in the manner provided above, all shares the undersigned is entitled to vote at the McDonald’s Corporation 2014 Annual Shareholders’ Meeting, or any postponement or adjournment thereof, and further authorize each such proxy to vote at his or her discretion on any other matter that may properly come before the meeting or any adjournment or postponement thereof, including, without limitation, to vote for the election of such substitute nominee(s) for director as such proxies may select in the event that any nominee(s) named above become(s) unable to serve. (Profit Sharing Plan participants are appointing Plan trustees – see reverse side.)

Please sign as your name(s) appear(s) above and return the card promptly. If signing for a corporation or partnership, or as agent, attorney or fiduciary, indicate the capacity in which you are signing. If you attend the meeting and decide to vote in person by ballot, such vote will supersede this proxy.

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

McDonald’s Corporation Annual Shareholders’ Meeting Information

Thursday, May 22, 2014

8:00 a.m. Central Time

Prairie Ballroom at The Lodge

McDonald’s Office Campus

2815 Jorie Boulevard

Oak Brook, Illinois 60523

Admission: Please review the Pre-registration and Admission Policy regarding meeting attendance in the Proxy Statement. Shareholders and proxyholders must pre-register for the meeting and pre-registration requests will be filled on a first-come, first-served basis. If space is available, you will receive a confirmation letter by U.S. mail. You must show a government-issued photo identification, as well as the confirmation letter, at the meeting registration desk. Overflow rooms will not be available to view the meeting. In order to accommodate as many shareholders as possible, we will not be able to allow non-shareholder guests to attend the meeting in person. The registration desk will open at 7:00 a.m. Central Time.

Voting at the Meeting: Shareholders attending the live meeting may submit this proxy card or complete a ballot at the meeting.

Directions: Directions to McDonald’s Annual Shareholders’ Meeting can be viewed online at www.investor.mcdonalds.com.

Webcast: To listen to the live webcast of McDonald’s Annual Shareholders’ Meeting, go to www.investor.mcdonalds.com, click on the “Webcasts and Podcasts” icon and then select the appropriate link. After the meeting, this webcast will be available on demand for a limited time. Please note that if you participate in the meeting by live webcast, the shares of stock will not be voted or deemed present at the meeting unless you submitted a proxy via mail, the Internet or telephone before the meeting.

Important Notice Regarding the Availability of Proxy Materials for

McDonald’s Annual Shareholders’ Meeting to be Held on May 22, 2014:

The Proxy Statement and the 2013 Annual Report to Shareholders are available at www.proxyvote.com.

M68058-P49783-Z62636

Proxy — McDONALD’S CORPORATION

Voting Instructions for McDonald’s Corporation Profit Sharing and Savings Plan Participants

When casting your vote, you are directing the trustees of the McDonald’s Corporation Profit Sharing and Savings Plan (the “Plan”) in which you participate to vote the McDonald’s shares credited to the account(s) under the Plan. When you vote these shares, you should consider your own long-term best interests as a Plan participant. In addition, you are directing the trustees to vote shares held in the Plan that have not been voted by other participants and/or vote Plan shares that have not yet been credited to participants’ accounts. When you direct the vote of these shares, you have a special responsibility to consider the long-term best interest of other Plan participants.

Your vote on the front page will direct the Trustees to vote:

• Shares credited to the account(s) under the Plan;

• Shares not voted and shares that have not yet been credited to Plan participants’ accounts, if applicable.

In addition, your vote on the front page will direct Donald Thompson, Gloria Santona and Peter J. Bensen to vote shares held at Computershare (MCDirect Shares, certificate and book entry).

If you do NOT want to vote all shares in the same way, please contact Broadridge via email at mcdonalds@broadridge.com, or indicate that you want to vote the Plan shares and registered shares separately in the Comments area below and check the corresponding comments box on the front page of the proxy card. Your directions to vote shares held in the Plan will be kept confidential by Broadridge, the independent inspector of election.

Comments:

(If you noted any comments above, please check the corresponding box on the front page.)